                                                                   EXHIBIT 10.46


                     REVOLVING CREDIT AND SECURITY AGREEMENT
                                (the "Agreement")



                                     between



                          COUNTRYWIDE WAREHOUSE LENDING
                                   ("Lender")



                                       and



                         PREFERRED HOME MORTGAGE COMPANY
                                  ("Borrower")



                                   dated as of



                                OCTOBER 22, 2004

                                TABLE OF CONTENTS


                                                           ARTICLE 1
                                       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

Section 1.1       Defined  Terms ...............................................................................    1

Section 1.2       Principles of  Construction ..................................................................    1

                                                            ARTICLE 2
                                                 AMOUNTS AND TERMS OF CREDIT

Section 2.1       Agreement to Lend ............................................................................    1
Section 2.2       Credit Limit .................................................................................    2
Section 2.3       Description of Collateral ....................................................................    2
Section 2.4       Maximum Amount of Advance ....................................................................    2
Section 2.5       Use of Proceeds ..............................................................................    3
Section 2.6       Interest .....................................................................................    3
Section 2.7       Note .........................................................................................    3
Section 2.8       Guarantee ....................................................................................    3


                                                           ARTICLE 3
                                      PROCEDURES FOR REQUEST AND MAKING OF ADVANCES

Section 3.1       Additional Procedures Set Forth in Handbook .................................................     3
Section 3.2       Request for Advance .........................................................................     3
Section 3.3       Delivery of Collateral Documents ............................................................     4
Section 3.4       Haircut .....................................................................................     4
Section 3.5       Over/Under Account ..........................................................................     4
Section 3.6       Disbursement of Funds .......................................................................     6
Section 3.7       Approved Payees .............................................................................     6


                                                           ARTICLE 4
                                                           PAYMENTS

Section 4.1       Principal ...................................................................................     7
Section 4.2       Acceleration Event ..........................................................................     7
Section 4.3       Reduction of Collateral Value as Alternative Remedy .........................................     8
Section 4.4       Designation as Noncompliant Mortgage Loan as Alternative Remedy .............................     8
Section 4.5       Illegality or Impracticability ..............................................................     8
Section 4.6       Payments Pursuant to Sale to Investor .......................................................     8
Section 4.7       Application of Payments from Borrower .......................................................     8
Section 4.8       Method of Payment ...........................................................................     9
Section 4.9       Notification of Payment .....................................................................     9
Section 4.10      Authorization to Debit ......................................................................     9
Section 4.11      Book Account ................................................................................    10



                                                           ARTICLE 5
                                                       FEES AND EXPENSES
Section 5.1       Payment of Fees .............................................................................   10
Section 5.2       Reimbursement of Expenses ...................................................................   10


                                                           ARTICLE 6
                                                      SECURITY AGREEMENT

Section 6.1       Grant of Security Interest ..................................................................   10
Section 6.2       Servicing Rights ............................................................................   10
Section 6.3       Delivery of Additional Collateral or Mandatory Prepayment  ..................................   11
Section 6.4       Custody of Collateral Documents .............................................................   11
Section 6.5       Release of Collateral .......................................................................   12
Section 6.6       Repurchase Transactions .....................................................................   12

                                                           ARTICLE 7
                                                    CONDITIONS PRECEDENT

Section 7.1       Initial  Advance ............................................................................   13
Section 7.2       All Advances ................................................................................   14
Section 7.3       Intercreditor Agreements ....................................................................   15
Section 7.4       Satisfaction of Conditions ..................................................................   15


                                                           ARTICLE 8
                                               REPRESENTATIONS AND WARRANTIES

Section 8.1       Representations and Warranties Concerning Borrower ..........................................   15
Section 8.2       Representations and Warranties Concerning Collateral ........................................   17
Section 8.3       Continuing Representations and Warranties ...................................................   20


                                                           ARTICLE 9
                                                     AFFIRMATIVE COVENANTS

Section 9.1       Payment of Note ............................................................................   20
Section 9.2       Financial Statements and Other Reports .....................................................   20
Section 9.3       Inspection of Properties and Books .........................................................   21
Section 9.4       Notice .....................................................................................   21
Section 9.5       Additional Financing .......................................................................   22
Section 9.6       Servicing of Mortgage Loans ................................................................   22
Section 9.7       Evidence of Collateral .....................................................................   22
Section 9.8       Protection of Security .....................................................................   22
Section 9.9       Further Assurances .........................................................................   22
Section 9.10      Fidelity Bonds and Insurance ...............................................................   22
Section 9.11      Wet Mortgage Loans .........................................................................   23



                                                           ARTICLE 10
                                                      NEGATIVE COVENANTS

Section 10.1      Liabilities and Advances ...................................................................   23
Section 10.2      Deferral of Subordinated Debt ..............................................................   23
Section 10.3      Loss of Eligibility ........................................................................   23
Section 10.4      Financial Ratios ...........................................................................   23
Section 10.5      Loans to Officers, Employees and Shareholders ..............................................   24
Section 10.6      Liens ......................................................................................   24
Section 10.7      Indebtedness ...............................................................................   24
Section 10.8      Consolidation, Merger and Sale of Assets ...................................................   24
Section 10.9      Payment of Dividends and Retirement of Stock ...............................................   24
Section 10.10     Collateral .................................................................................   24
Section 10.11     Secondary Marketing, Underwriting, Third Party Origination and
                   Interest Rate Risk Management Practices....................................................   25


                                                           ARTICLE 11
                                                     DEFAULTS AND REMEDIES

Section 11.1      Events of Default ..........................................................................   25
Section 11.2      Remedies ...................................................................................   26
Section 11.3      Sale of Collateral .........................................................................   27
Section 11.4      No Obligation to Pursue Remedy .............................................................   27
Section 11.5      Reimbursement of Costs and Expenses ........................................................   28
Section 11.6      Application of Proceeds ....................................................................   28
Section 11.7      Right of Set-Off ...........................................................................   28
Section 11.8      Reasonable Assurances ......................................................................   29


                                                           ARTICLE 12
                                                        INDEMNIFICATION

Section 12.1      Indemnification ............................................................................   29
Section 12.2      Payment of Taxes ...........................................................................   29


                                                           ARTICLE 13
                                                     TERM AND TERMINATION

Section 13.1      Term .......................................................................................   30
Section 13.2      Voluntary Termination ......................................................................   30
Section 13.3      Extension of Term ..........................................................................   30


                                                           ARTICLE 14
                                                            GENERAL

Section 14.1      Integration ................................................................................   30
Section 14.2      Amendments .................................................................................   30
Section 14.3      No Waiver ..................................................................................   30



Section 14.4      Remedies Cumulative ........................................................................   30
Section 14.5      Assignment .................................................................................   30
Section 14.6      Successors and Assigns .....................................................................   31
Section 14.7      Participations .............................................................................   31
Section 14.8      Invalidity .................................................................................   31
Section 14.9      Additional Instruments .....................................................................   31
Section 14.10     Survival ...................................................................................   31
Section 14.11     Notices ....................................................................................   31
Section 14.12     Personal Identification Number .............................................................   31
Section 14.13     Governing Law ..............................................................................   31
Section 14.14     Agreement to Arbitrate Claims ..............................................................   32
Section 14.15     Counterparts ...............................................................................   32
Section 14.16     Headings ...................................................................................   32
Section 14.17     Joint and Several Liability of each Borrower ...............................................   33



                                    EXHIBITS

Exhibit A:        Glossary of Defined Terms
Exhibit B:        Note
Exhibit C:        Personal or corporate Guarantee (if applicable, attached)
Exhibit D:        Form of Collateral Data Record
Exhibit E:        Other Mortgage Loan Documents
Exhibit F:        Form of Bailee Agreement
Exhibit G:        Irrevocable Closing Instructions
Exhibit H:        Secretary's Certificate
Exhibit I:        Corporate Resolutions
Exhibit J:        Officer's Certificate
Exhibit K:        Assignment of Closing Protection Letter
Exhibit L:        Assignment of Fidelity Bond and Errors and Omission Policy
Exhibit M:        Form of Intercreditor Agreement
Exhibit N:        Power of Attorney
Exhibit O:        Form of Trust Receipt
Exhibit P:        AutoFund Authorization Request
Exhibit Q:        Request to Add New Wire Instructions
Exhibit R:        Amendment to Revolving Credit and Security Agreement -
                   Cashier Checks and Funding Drafts
Exhibit S:        Acknowledgement of Password Confidentiality Agreement
Exhibit T:        Electronic Tracking Agreement - Warehouse Lender
Exhibit U:        Wiring instructions for Over/Under Account withdrawals

                                REVOLVING CREDIT
                             AND SECURITY AGREEMENT

THIS REVOLVING CREDIT AND SECURITY AGREEMENT (the "Agreement") is made and entered into, as of October 22, 2004 (the "Effective Date"), by and between Countrywide Warehouse Lending, a California corporation ("Lender"), and Preferred Home Mortgage Company, a Florida corporation ("Borrower").

                                    RECITALS

         A. Borrower has requested Lender to provide Borrower with a line of credit from which Borrower may, from time to time, obtain advances of funds from Lender for the purpose of originating or acquiring residential mortgage loans.

         B. As security for such advances, Borrower has agreed to grant to Lender a security interest in and lien upon certain mortgage loans originated and/or acquired by Borrower.

         C. Lender has agreed to establish the line of credit requested by Borrower subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:


                                    ARTICLE 1
                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.1 DEFINED TERMS. As used in this Agreement, capitalized terms shall have the meanings set forth in EXHIBIT A, unless the context otherwise requires. All such defined terms shall, unless specifically provided to the contrary, have the defined meanings set forth herein when used in any other agreement, certificate or document made or delivered pursuant hereto.

1.2      PRINCIPLES OF CONSTRUCTIONS.

         (a) ACCOUNTING TERMS. Accounting terms not otherwise defined herein shall have the meanings given under GAAP.

         (b) NUMBER. All terms defined in this Agreement may be used in the singular or the plural, as the context requires.

         (c) SUCCESSORS AND ASSIGNS. Reference to any party shall mean that party and its successors and assigns permitted by the terms of this Agreement.


                                    ARTICLE 2
                           AMOUNT AND TERMS OF CREDIT

2.1 AGREEMENT TO LEND. Subject to the terms and conditions of this Agreement (including SECTION 13.2 hereof) and provided that no Event of Default or Potential Default has occurred and is continuing, Lender agrees, from time to time during the term of this Agreement, to make Advances to Borrower; provided, however, that the total aggregate principal amount of Advances outstanding at any one time shall not exceed the Aggregate Credit Limit, the aggregate principal amount of any type of Advance shall not exceed the applicable Tranche Sublimit and the aggregate principal amount of Wet Mortgage Loans shall not exceed the Wet Mortgage Loans Sublimit.

2.2 CREDIT LIMIT. The Aggregate Credit Limit and each Tranche Sublimit shall be as set forth in the Commitment Letter. Lender shall have the right, in its sole discretion, to reduce permanently, from time to time and without refund of any fee or other amount previously paid by Borrower, the Aggregate Credit Limit and/or each Tranche Sublimit. In the event of any reduction pursuant to this SECTION 2.2, Lender shall give Borrower not fewer than sixty (60) days prior written notice thereof, which notice shall designate (a) the effective date of such reduction, (b) the amount of the reduction and (c) the credit limit(s) to which such reduction amount shall apply. Lender shall not be liable to Borrower for any costs, losses or damages arising from or relating to a reduction by Lender in the Aggregate Credit Limit or any Tranche Sublimit.

2.3      DESCRIPTION OF COLLATERAL.

         (a) REQUIRED COLLATERAL. With respect to each Advance, Borrower shall cause to be maintained with Lender Collateral consisting of a Mortgage Loan(s) with a Collateral Value not less than, at any date, the outstanding principal balance of the related Advance. With respect to each Advance, the Pledged Mortgage Loan shall be:

                  (i) if the Advance is a Tranche A Advance, a Conventional Conforming Mortgage Loan;

                  (ii) if the Advance is a Tranche B Advance, a Government Mortgage Loan;

                  (iii) if the Advance is a Tranche C Advance, a Jumbo Mortgage Loan;

                  (iv) if the Advance is a Tranche D Advance, a Super Jumbo Mortgage Loan;

                  (v) if the Advance is a Tranche E Advance, an Expanded Criteria Mortgage Loan;

                  (vi) if the Advance is a Tranche F Advance, a Subprime Mortgage Loan;

                  (vii) if the Advance is a Tranche G Advance, a Closed-End Second Lien Mortgage Loan;

                  (viii) if the Advance is a Tranche H Advance, a HELOC Mortgage Loan; or

                  (ix) if the Advance is a Tranche I Advance, a Nonperforming/Subperforming Mortgage Loan.

                  Lender, in its sole discretion, shall determine the correct loan type for each Pledged Mortgage Loan.

         (b) WET MORTGAGE LOANS AS COLLATERAL. The aggregate principal balance of all outstanding Advances secured by Wet Mortgage Loans shall not, at any time, exceed the Wet Mortgage Loans Sublimit.

2.4      MAXIMUM AMOUNT OF ADVANCE. Each Advance shall not exceed the lesser of:

         (a) the applicable Tranche Sublimit, as determined by the type of Advance;

         (b) the Aggregate Credit Limit, minus the aggregate principal amount of all other Advances outstanding, if any; and

         (c)      the Collateral Value of the related Pledged Mortgage Loan(s).

2.5 USE OF PROCEEDS. Borrower shall use the proceeds of each Advance solely for the purpose of originating and/or acquiring the related Pledged Mortgage Loan(s).

2.6      INTEREST.

         (a) RATE OF INTEREST. Borrower shall pay Lender interest on each outstanding Advance from the date of disbursement until, but not including, the date of payment, at an annual rate equal to the sum of the Applicable Rate plus the applicable Margin; provided, however, that if a Pledged Mortgage Loan securing an Advance is deemed to be a Noncompliant Mortgage Loan, thereafter such Advance shall bear interest at an annual rate equal to the sum of the Applicable Rate plus the Tranche J Margin. Notwithstanding the foregoing, any Advance not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at an annual rate equal to the Default Rate.

         (b) TIME FOR PAYMENT. Accrued interest for each Advance shall be due and payable on a monthly basis until the date on which the outstanding principal amount of the Advance is required to be paid. On the date that the Advance is required to be paid, all accrued interest not otherwise paid by Borrower shall be due and payable.

         (c) COMPUTATIONS. All computations of interest and fees payable hereunder shall be based upon a year of three-hundred sixty
                  (360) days.

2.7 NOTE. Borrower's obligation to pay the principal of and interest on all Advances made by Lender is evidenced by the Note of even date herewith. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for performance of all obligations of Borrower to Lender.

2.8 GUARANTEE. As additional support for the Advances, Borrower agrees to execute and deliver, or cause to be executed and delivered, to Lender such Guarantees and/or additional security agreements as Lender may request, in its sole discretion.


                                    ARTICLE 3
                  PROCEDURES FOR REQUEST AND MAKING OF ADVANCES

3.1 ADDITIONAL PROCEDURES SET FORTH IN HANDBOOK. In making a request for an Advance, Borrower shall comply with those procedures set forth in this Agreement and the Handbook. Lender shall have the right to revise or supplement the Handbook to conform to current legal requirements or Lender practices by giving notice of three (3) business days thereof to Borrower.

3.2 REQUEST FOR ADVANCE. Borrower shall initiate a request for an Advance by delivering to Lender, electronically or in writing, a Collateral Data Record for each Mortgage Loan intended to secure an Advance not later than the Advance Request Deadline; provided, however, that Borrower shall provide Lender not fewer than one (1) Business Days notice if Borrower intends to borrow an Advance or Advances equal to or greater than ten million dollars ($10,000,000). Thereafter, Lender shall confirm to Borrower the terms of such Advance electronically or in writing. Lender shall have the right to revise or supplement the form of the Collateral Data Record by giving prior written notice via Lenders web-site thereof to Borrower. If Borrower fails to borrow an Advance after Borrower has submitted a Collateral Data Record in connection with such borrowing, Borrower shall pay Lender the Breakage Fee and reimburse Lender for any out-of-pocket losses, costs and expenses incurred by Lender in connection with such failure to borrow the Advance, including, without limitation, costs relating to re-employment of funds obtained by Lender and fees payable to terminate the arrangements through which such funds were obtained. In addition, if following disbursement by Lender of any funds relating to an Advance, Borrower cancels or otherwise fails to borrow such Advance, Borrower shall pay Lender interest on such amount from the date of disbursement until, but not including, the date the funds are returned to Lender.

3.3      DELIVERY OF COLLATERAL DOCUMENTS.

         (a) DRY MORTGAGE LOANS. Prior to the funding of any Advance secured from the date of funding by a Dry Mortgage Loan, Borrower shall deliver to Lender or its Custodian, or authorize and direct the Closing Agent to deliver to Lender or its Custodian, with respect to each Dry Mortgage Loan, the Collateral Documents along with those additional documents set forth in SECTIONS 7.1 AND 7.2, as applicable.

         (b) WET MORTGAGE LOANS. If Lender makes an Advance secured by a Wet Mortgage Loan, prior to the funding of such Advance, Borrower shall deliver to Lender or its Custodian, or authorize and direct the Closing Agent to deliver to Lender or its Custodian, with respect to each Wet Mortgage Loan, those documents set forth in SECTIONS 7.1 AND 7.2, as applicable; provided, however, that Borrower shall deliver to Lender or its Custodian, all related Collateral Documents within the Wet Mortgage Loans Maximum Dwell Time.

         (c) GOVERNMENT MORTGAGE LOANS. For all loans not committed to Countrywide Correspondent Lending Division, if a Government Mortgage Loan is pledged as Collateral for an Advance, Borrower shall deliver to Lender or its Custodian, within forty five (45) calendar days following the date of funding of such Advance, a mortgage insurance policy issued under an FHA insurance program or a guaranty for the full and timely payment of principal and interest issued by the VA, as applicable, or evidence of such insurance or guaranty, as applicable, including proof of payment of the premium and the case number so Lender can access the information on the computer system maintained by FHA or the VA.

         (d) OTHER MORTGAGE LOAN DOCUMENTS. With respect to each Pledged Mortgage Loan, Borrower shall hold in trust for Lender those mortgage loan documents set forth in EXHIBIT E hereto.

3.4 HAIRCUT. With respect to each Advance, Borrower shall ensure that there are sufficient funds on deposit in the Over/Under Account such that following the withdrawal of the Haircut by Lender, the balance of the Over/Under Account is equal to or greater than the minimum required balance, as set forth in the Commitment Letter.

3.5      OVER/UNDER ACCOUNT.

         (a) MINIMUM BALANCE. Borrower shall at all times maintain a balance in the Over/Under Account of not less than that amount set forth in the Commitment Letter. Lender shall not be required to segregate and hold funds deposited by or on behalf of Borrower in the Over/Under Account separate and apart from Lender's own funds or funds deposited by or held for other borrowers. Upon ten (10) days prior written notice to Borrower, Lender may increase the minimum balance Borrower is required to maintain in the Over/Under Account.

         (b)      DEPOSITS.

                  (i) BORROWER. Borrower shall deposit funds in the Over/Under Account in accordance with the terms of this Agreement, including, without limitation, SECTIONS 3.4 AND 3.5(A).

                  (ii) LENDER. Lender shall credit to the Over/Under Account all amounts in excess of those amounts due to Lender in accordance with the Principal Agreements on the date Lender receives or has received both (1) a payment by Borrower or an

                           Investor pursuant to a Purchase Commitment and (2) a Purchase Advice relating to such payment without discrepancy; provided, however, that funds and Purchase Advices received by Lender after that time set forth in the Commitment Letter, shall be deemed to have been received on the next Business Day. Lender shall use reasonable efforts to notify Borrower in the event there is a discrepancy between a wire transfer and the related Purchase Advice, and thereafter, Borrower shall notify Lender as to whether Lender should accept such payment despite the discrepancy between the amount received and the related Purchase Advice; provided, however, that if an Event of Default or Potential Default has occurred and is continuing, Lender is not obligated to receive approval from Borrower prior to accepting any amounts received and releasing the related Collateral.

                  (iii) SETTLEMENT STATEMENT. Lender shall deliver to Borrower via facsimile or make available to Borrower via the Internet within twenty-four (24) hours following settlement of an Advance, or as soon thereafter as is reasonably possible, a settlement statement, which includes an explanation of all amounts credited by Lender to the Over/Under Account.

         (c)      WITHDRAWALS.

                  (i) BORROWER. If the amount credited to the Over/Under Account creates a balance in excess of the minimum balance required pursuant to SECTION 3.5(A) above, Borrower may submit a written request to Lender for return or payment of such excess funds. If Lender shall determine, in its reasonable discretion, that such amounts are not required to be retained in the Over/Under Account or paid to Lender, Lender shall deliver such funds to that account designated by Borrower.

                  (ii) LENDER. Lender may, from time to time and without separate authorization by Borrower, withdraw funds from the Over/Under Account in accordance with the terms of this Agreement, including, without limitation:

                           (1) with respect to any Advance, to deliver the Haircut to the Closing Agent;

                           (2) to reimburse itself for any costs and expenses incurred by Lender in connection with this Agreement, as permitted herein;

                           (3) to pay itself any interest or principal that is due and owing;

                           (4)      to return funds to Borrower as provided in
                                    SECTION 3.5(C)(I);

                           (5) as security for the payment of the Note and of any other indebtedness of Borrower to Lender outstanding from time to time and for the performance of all of Borrower's obligations hereunder; and

                           (6) without limiting the generality of SECTION 3.5(C)(II)(5), as security for an Advance as provided in SECTION 6.3(A) or as repayment of an Advance as provided in SECTION 6.3(B).

         (d) FAILURE TO MAINTAIN BALANCE. If, at any time, Borrower fails to maintain in the Over/Under Account the balance set forth in the Commitment Letter, in addition to any other rights and remedies that Lender may have against Borrower, Borrower will be obligated to pay Lender accrued interest on that portion of the balance that Borrower has failed to maintain, at the Default Rate, from the time that such balance failed to be maintained until the time funds are deposited into or held in the Over/Account to comply with Borrower's obligations hereunder. Without limiting the generality of the foregoing, it is understood and agreed that should the balance in the Over/Under Account become negative, Borrower will continue to owe Lender accrued interest as provided herein.

         (e) SECURITY INTEREST. Any funds of Borrower at any time deposited or held in the Over/Under Account, whether such funds are required to be deposited and held in the Over/Under Account pursuant to this SECTION 3.5 or otherwise, are hereby pledged as security in accordance with SECTION 6.1 hereof.

3.6      DISBURSEMENT OF FUNDS.

         (a) BY WIRE TRANSFER. To make an Advance, Lender shall wire funds, as applicable, upon compliance by Borrower with the terms of this Agreement; provided, however, that Lender shall not wire funds to any Closing Agent or warehouse lender that is not an Approved Payee. The wiring of funds by Lender to any Closing Agent or warehouse lender that is not an Approved Payee shall not make such Closing Agent or warehouse lender an Approved Payee. Any funds disbursed by Lender to Borrower or its Approved Payee by wire transfer shall be subject to all applicable federal, state and local laws and regulations and policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk as such policy may be changed or amended from time to time. Borrower acknowledges that as a result of such applicable law and policy, the transmission of a disbursement by wire transfer may be delayed.

         (b) ADVANCE LIMITATION TO CLOSING AGENT. Lender may refuse to wire funds to a Closing Agent pursuant to its policies as documented in the Handbook.

         (c) RETURN OF FUNDS. If a Wet Mortgage Loan pledged against an Advance is not closed within forty-eight (48) hours following delivery of the funds, Borrower shall direct Closing Agent to immediately return to Lender, such funds. Further, Borrower shall pay Lender all fees and interest accrued thereon immediately upon notification from Lender.

3.7      APPROVED PAYEES.

         (a) CLOSING AGENTS. In order for a Closing Agent to be designated an Approved Payee with respect to any Advance, Borrower must submit to Lender the following documents:

                  (i) if the title company issuing the title policy that covers the applicable Pledged Mortgage Loan has not issued to Lender a blanket Closing Protection Letter, which covers closings conducted by this Closing Agent in the jurisdiction where this closing will take place:

                           (1) a valid blanket Closing Protection Letter, in a form acceptable to Lender, issued to Borrower or Lender by the title company, which is issuing the title insurance policy that covers the related Pledged Mortgage Loan, that covers closings conducted by the Closing Agent in the jurisdiction where this closing will take place and if applicable, an assignment to Lender of such Closing Protection Letter, substantially in the form of EXHIBIT K hereto; or

                           (2) a valid Closing Protection Letter, in a form acceptable to Lender, issued to Borrower or Lender by the title company, which is issuing the title insurance policy that covers the related Pledged Mortgage Loans, that covers the closing of this specific Pledged Mortgage Loan and if applicable, an assignment to Lender of such Closing Protection Letter, substantially in the form of EXHIBIT K hereto; or

                           (3) if Closing Protection Letters are not available or are limited in their applicability in the jurisdiction where the closing takes place, any other documents Lender may reasonably require, including without limitation an assignment to Lender of Borrower's rights under its fidelity bond and errors and omissions policy, substantially in the form of EXHIBIT K hereto; and

                  (ii)     Reserved.

         (b) WAREHOUSE LENDERS. In order for a warehouse lender to be designated an Approved Payee with respect to any Advance, Borrower must submit to Lender a written request, including the name and address of the warehouse lender, demonstrating a need for such designation. Notwithstanding the foregoing, Lender reserves the right to refuse to designate any warehouse lender as an Approved Payee. Borrower understands and agrees that any designation of a warehouse lender as an Approved Payee may result in the modification of the terms and conditions under which Lender will continue to make Advances to Borrower.

         (c) APPROVAL PROCESS. Lender shall review the applicable documents and notify Borrower within two (2) Business Days as to whether such Closing Agent or warehouse lender has been designated by Lender, in its sole and reasonable discretion, to be an Approved Payee with respect to such Advance. Lender may withdraw its approval of any Closing Agent or warehouse lender as an Approved Payee at any time, in its sole and reasonable discretion.


                                    ARTICLE 4
                                    PAYMENTS

4.1 PRINCIPAL PAYMENTS AND PREPAYMENTS. The outstanding principal amount of each Advance, with interest accrued and unpaid thereon, shall be payable in full upon the earliest to occur of (a) the Settlement Date of the Pledged Mortgage Loan; (b) the Maturity Date; (c) the occurrence of any Acceleration Event with respect to such Advance; or (d) the expiration or termination of this Agreement. Borrower may prepay any Advance hereunder in whole or in part at any time, without payment of any pre-payment penalty or premium, and such prepaid sums shall thereafter be available to be reborrowed by Borrower under the terms and conditions of this Agreement.

4.2 ACCELERATION EVENTS. The occurrence of any of the following events shall be an Acceleration Event with respect to an Advance:

         (a) the Pledged Mortgage Loan securing the Advance is deemed to be a Defective Mortgage Loan;

         (b) With the exception of Mortgage Loans pledged to Countrywide's Correspondent Lending Division, in the event thirty (30) calendar days elapse from the date the Collateral Documents relating to the Pledged Mortgage Loan with respect to which the Advance was made were delivered to an Investor and such Investor has not returned the Collateral Documents or purchased the Pledged Mortgage Loan, unless an extension is granted by Lender, in its sole discretion;

         (c) Ten (10) Business Days elapse from the date a Collateral Document relating to the Pledged Mortgage Loan with respect to which the Advance was made was delivered to Borrower for correction or completion, without being returned to Lender or its designee;

          (d) Borrower fails to deliver to Lender the related Collateral Documents within the Wet Mortgage Loans Maximum Dwell Time or any Collateral Document delivered to Lender, upon examination by Lender, is found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment and is not corrected within the Wet Mortgage Loans Maximum Dwell Time; or

         (e) The sale of the Pledged Mortgage Loan with respect to which such Advance was made.

4.3 REDUCTION OF COLLATERAL VALUE AS ALTERNATIVE REMEDY. In Lender's sole discretion, in lieu of requiring full repayment of an outstanding Advance upon the occurrence of an Acceleration Event or maturity, Lender may elect to reduce the Collateral Value of the related Pledged Mortgage Loan (to as low as zero) and accordingly require a full or partial principal repayment of such Advance or the delivery of additional Collateral.

4.4 DESIGNATION AS NONCOMPLIANT MORTGAGE LOAN AS ALTERNATIVE REMEDY. In Lender's sole discretion, in lieu of requiring full repayment of an outstanding Advance upon the occurrence of an Acceleration Event or maturity, Lender may elect to deem the related Pledged Mortgage Loan a Noncompliant Mortgage Loan, provided that (a) after such Pledged Mortgage Loan is deemed to be a Noncompliant Mortgage Loan, the aggregate original Collateral Value of all Noncompliant Mortgage Loans does not exceed the Tranche J Sublimit; (b) the Collateral Value of the Noncompliant Mortgage Loan is greater than the outstanding principal balance of the related Advance or Borrower provides additional Collateral or repays part of the Advance as provided in SECTION 6.3; and (c) Borrower delivers to Lender all documentation relating to the Pledged Mortgage Loan reasonably requested by Lender.

4.5 ILLEGALITY OR IMPRACTICABILITY. Notwithstanding anything to the contrary in this Agreement, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance affecting the London interbank market or the repurchase market for mortgage loans or mortgage-backed securities, shall make it unlawful or impractical for Lender to make or maintain Advances as contemplated by this Agreement (a) the commitment of Lender hereunder to make or to continue Advances shall be cancelled and (b) each Advance then outstanding shall be due and payable upon the earlier to occur of (i) the date required by any financial institution providing funds to Lender, (ii) sale of the Pledged Mortgage Loan securing such Advance in accordance with the terms of this Agreement, and (iii) the date as of which Lender determines that so maintaining Advances is unlawful or impractical. Lender shall not be liable to Borrower for any costs, losses or damages arising from or relating from any actions taken by Lender pursuant to this SECTION 4.5.

4.6 PAYMENTS PURSUANT TO SALE TO INVESTOR. Borrower shall direct each Investor purchasing a Pledged Mortgage Loan to pay directly to Lender, by wire transfer of immediately available funds, the purchase price set forth in the applicable Purchase Commitment. In addition, with the exception of Mortgage Loans pledged to Countrywide's Correspondent Lending Division, Borrower shall provide Lender with a Purchase Advice relating to such payment. Borrower shall not attempt to modify or otherwise change the wire instructions for payment of the purchase price provided to Investor by Lender or Custodian. Lender shall apply all amounts received for the account of Borrower in accordance with
         SECTION 3.5(B)(II) above. Lender may reject any amount received from an Investor and not release the related Pledged Mortgage Loan if (a) Lender does not receive a Purchase Advice in respect of any wire transfer or (b) such funds are not sufficient to pay all principal, interest and other costs relating to such Pledged Mortgage Loan owed by Borrower to Lender; If the amount received from the Investor does not equal or exceed all principal, interest and other costs owed by Borrower relating to such Pledged Mortgage Loan, Lender may deduct such amounts from the Over/Under Account or demand payment of such amount from Borrower. If Borrower receives any funds intended for Lender, Borrower shall hold such funds in trust for Lender and immediately pay to Lender all such amounts by wire transfer of immediately available funds.

4.7 APPLICATION OF PAYMENTS FROM BORROWER. Payments made directly by Borrower to Lender shall be applied in the following order of priority:

         (a) FIRST, to all costs, expenses and fees incurred or charged by Lender under this Agreement that are not related to a specific Advance;

         (b)      SECOND, to any amounts due and owing to Lender pursuant to
                  SECTION 6.3;

         (c) THIRD, to all costs, expenses and fees incurred or charged by Lender under this Agreement that are related to the Advance in connection with which the payment is made;

         (d) FOURTH, to interest accrued on the outstanding amount of the Advance in connection with which the payment is made;

         (e) FIFTH, to interest due and owing on the outstanding amount of any other Advance, applied first to the Advance with the earliest date;

         (f) SIXTH, to the outstanding principal amount of the Advance in connection with which the payment is made; and

         (g) SEVENTH, to the outstanding principal amount of any other Advance that is due and owing, applied first to the Advance with the earliest date.

         After the payment has been applied as set forth above, Lender shall deposit in the Over/Under Account any amounts that remain.

4.8 METHOD OF PAYMENT. Except as otherwise specifically provided herein, all payments hereunder must be received by Lender on the date when due and shall be made in United States dollars by wire transfer of immediately available funds to such account designated by Lender from time to time. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, the interest thereon shall be payable at the applicable rate during such extension. All payments made by or on behalf of Borrower with respect to any Advance shall be applied to Borrower's account in accordance with SECTION 3.5(B)(II) above and shall be made in such amounts as may be necessary in order that all such payments after withholding for or on account of any present or future taxes, levies, imports, duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority hereof, other than any taxes on or measured by the net income of Lender pursuant to the state, federal and local tax laws of the jurisdiction where Lender's principal office or offices or lending office or offices are located, compensate Lender for any additional cost or reduced amount receivable of making or maintaining advances as a result of such taxes, imports, duties or other charges. All payments to be made by or on behalf of Borrower with respect to any Advance shall be made without set-off, counterclaim or other defense.

4.9 NOTIFICATION OF PAYMENT. With the exception of Mortgage Loans pledged to Countrywide's Correspondent Lending Division, Borrower shall provide Lender not fewer than one (1) Business Days notice if Borrower or an Investor intends to remit a payment to Lender equal to or greater than ten million dollars ($10,000,000).

4.10 AUTHORIZATION TO DEBIT. Borrower hereby expressly authorizes Lender to debit the Over/Under Account and any account maintained by Borrower with any depository institution in respect of the Pledged Mortgage Loans, including without limitation, any operating, settlement or custodial account, for any and all amounts due Lender hereunder. Further, Lender may offset from the Over/Under Account any amounts owed by Borrower to Lender's parent, subsidiaries or its Affiliates, including, without limitation, any amounts that Borrower may owe to Countrywide Home Loans, Inc. ("Countrywide") under the Loan Purchase Agreement (including any amendments, addenda and assignments related thereto) by and between Borrower and Countrywide. To the extent Lender's parent, subsidiaries or its Affiliates intend to offset from the Over/Under Account, Lender shall notify Borrower of such offset three business days prior to taking of such offset.

4.11 BOOK ACCOUNT. Lender shall maintain an account on its books of all Advances made to Borrower and not yet repaid. Access to such information shall be available to Borrower via the Internet or by telephone or facsimile, if Borrower is unable to access the information electronically. Notwithstanding the foregoing, Borrower shall be responsible for maintaining its own account of Advances made and amounts due to Borrower and for paying such amounts when due; failure of Borrower to do so shall not excuse Borrower's timely performance of all payment obligations under this Agreement.


                                    ARTICLE 5
                                FEES AND EXPENSES

5.1 PAYMENT OF FEES. Borrower shall pay to Lender those fees set forth in this Agreement or the Commitment Letter when they become due and owing, including the Breakage Fee, Commitment Fee, Defective Loan Fee, Document Deposit Fee, File Fee, Noncompliant Mortgage Loan Fee, Shipping Fee, Wet Deficiency Fee and Wire Transfer Fee. Without limiting the generality of the foregoing, the initial Commitment Fee shall be paid on or before the Effective Date and if this Agreement is renewed, thereafter on or before the anniversary of the Effective Date. Lender shall be entitled to withdraw from the Over/Under Account or retain from payments made by Borrower or an Investor, subject to
         SECTION 4.6 above, any fees permitted under this Agreement that are due and owing. If such amounts on deposit in the Over/Under Account or payments received in connection with an Advance are not sufficient to pay Lender all amounts owed, Lender shall notify Borrower and Borrower shall pay to Lender, within one (1) Business Day, all unpaid amounts.

5.2 REIMBURSEMENT OF EXPENSES. Borrower shall pay all out-of-pocket costs and expenses of Lender, including, without limitation, attorneys' fees, in connection with the enforcement and administration of this Agreement, the Note and other documents and instruments related hereto or thereto and the making and repayment of the Advances and the payment of interest thereon.


                                    ARTICLE 6
                               SECURITY AGREEMENT

6.1 GRANT OF SECURITY INTEREST. As security for the payment of the Note and of any other indebtedness of Borrower to Lender outstanding from time to time and for the performance of all of Borrower's obligations hereunder, Borrower hereby pledges, assigns and grants to Lender a first priority security interest in and lien upon the Collateral.

6.2 SERVICING RIGHTS. Provided that no Event of Default or Potential Default has occurred and is continuing, Borrower shall be entitled to service, receive and collect directly all sums payable in respect of the Pledged Mortgage Loans, except (a) amounts payable to Borrower for the purchase by any Investor under a Purchase Commitment of any Pledged Mortgage Loans that are funded in whole or in part with the proceeds of any Advance, which amounts shall be paid directly to Lender, or (b) as otherwise set forth in the Commitment Letter. Notwithstanding the foregoing. Lender shall be entitled to service, receive and collect all sums payable in respect of all the Pledged Mortgage Loans following the occurrence of any Event of Default or Potential Default for a specific Pledged Mortgage Loan if such Pledged Mortgage Loan is deemed to be a Noncompliant Mortgage Loan or Defective Mortgage Loan. In such cases
         (a) Lender may, in its own name or in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for the Pledged Mortgage Loan(s), but shall be under no obligation to do so;
         (b) Borrower shall, if Lender so requests, pay to Lender all amounts received by Borrower upon or in respect of the Pledged Mortgage Loan(s) or other Collateral, advising Lender as to the source of such funds; and (c) all amounts so received and collected by Lender shall be held by it as part of the Collateral. If Lender assumes the servicing of all or part of the Pledged Mortgage Loans, Borrower agrees to cooperate with Lender and do or accomplish all acts or things necessary to effect the transfer of the servicing to Lender, at Borrower's sole expense, and to pay Lender twenty dollars ($20.00) per month, or portion thereof, for each Pledged Mortgage Loan serviced by Lender.

6.3 DELIVERY OF ADDITIONAL COLLATERAL OR MANDATORY PREPAYMENT. Lender shall have the right to redetermine the Collateral Value of each Pledged Mortgage Loan on a daily basis. If Lender shall determine, in its reasonable discretion, at any time, that the Collateral Value of a Pledged Mortgage Loan is less than the outstanding principal balance of the related Advance or the aggregate Collateral Value of the Pledged Mortgage Loans is less than the aggregate outstanding principal balance of the Advances, Borrower shall, at Lender's sole option, immediately:

         (a) deliver to Lender for pledge hereunder additional Mortgage Loans satisfactory to Lender and/or cash, such that the Collateral Value of the additional Mortgage Loans and cash are equal to or greater than the difference between the Collateral Value of the then existing Pledged Mortgage Loans and the aggregate outstanding principal balance of the Advances; or

         (b) repay one or more Advances in an amount sufficient to reduce the outstanding principal balance thereof to or below the Collateral Value of the Pledged Mortgage Loan(s).

         Notwithstanding the foregoing, Lender may, in its sole discretion, withdraw from the Over/Under Account amounts to serve as additional security for an Advance pursuant to SECTION 6.3(A) above or to repay an Advance pursuant to SECTION 6.3(B) above.

6.4      CUSTODY OF COLLATERAL DOCUMENTS.

         (a) CUSTODIAL ARRANGEMENTS. Lender may appoint any Person to act as the Custodian to hold possession of the Collateral Documents (or a portion thereof) and to take actions at the direction of Lender. Borrower hereby consents to any and all such appointments and agrees to deliver the Collateral Documents to the Custodian upon the direction of Lender. Borrower further agrees that (i) the Custodian shall be exclusively the agent, bailee and/or custodian of Lender; (ii) receipt of the Collateral Documents by the Custodian shall be constructive receipt by Lender and shall perfect Lender's security interest in the Collateral Documents; (iii) Borrower shall not have and shall not attempt to exercise any degree of control over the Custodian or any Collateral Document held by the Custodian; and (iv) Lender shall not be liable for any act or omission by the Custodian selected by Lender with reasonable care.

         (b) TEMPORARY WITHDRAWAL OF COLLATERAL DOCUMENTS FOR CORRECTION. Lender may, at its option and in its sole but reasonable discretion, permit Borrower to withdraw, for a period not to exceed ten (10) Business Days, specified Collateral Documents for the purpose of correcting or completing such documents; provided, however, that Borrower sign a Trust Receipt and the Collateral Documents relating to only one (1) Pledged Mortgage Loan shall be released to Borrower at any time. Notwithstanding the foregoing, Lender shall be deemed to be in possession of any Collateral Documents released pursuant to this SECTION 6.4(B), and the security interest granted to Lender in the related Pledged Mortgage Loan shall continued unimpaired until the Collateral Documents are returned to, or the proceeds thereof are received by, Lender.

         (c) DELIVERY OF COLLATERAL DOCUMENTS TO INVESTORS. Upon the written request of Borrower, Lender may, at its option and in its sole but reasonable discretion, deliver to the Investor set forth in the related Purchase Commitment, or its custodian, the Collateral Documents relating to a specified Pledged Mortgage Loan. All such Pledged Mortgage Loans and the related Collateral Documents shall at all times be covered by one or more Bailee Agreements, and Lender or its designee will not release Collateral Documents to an Investor unless Lender or its Custodian has received a signed Bailee Agreement from the Investor. Notwithstanding the foregoing, Lender shall be deemed to be in possession of any Collateral Documents released pursuant to this SECTION 6.4(C), and the security interest granted to Lender in the related Pledged Mortgage Loan shall continued unimpaired until the Collateral Documents are returned to, or proceeds thereof are received by, Lender. If the Investor does not purchase a Pledged Mortgage Loan as contemplated by the related Purchase Commitment, Borrower, upon the request of Lender, shall assist Lender in the recovery of any Collateral Documents not returned by the Investor to Lender.

         (d) DELIVERY OF COLLATERAL DOCUMENTS RELATING TO MORTGAGE-BACKED SECURITIES. Upon the written request of Borrower, Lender may, at its option and in its sole but reasonable discretion, deliver to the certifying custodian the Collateral Documents relating to those Pledged Mortgage Loans that will be pooled to support a Mortgage-Backed Security. All such Pledged Mortgage Loans and the related Collateral Documents shall at all times by covered by a Bailee Agreement, and Lender or its designee will not release Collateral Documents to a certifying custodian unless Lender or its designee has received a signed tri-party custodial agreement from such custodian, in a form acceptable to Lender. Lender shall have no obligation to release any Collateral Documents to any certifying custodian that will not sign a custodial agreement acceptable to Lender. Notwithstanding the foregoing, Lender shall be deemed to be in possession of any Collateral Documents released pursuant to this SECTION 6.4(D), and the security interest granted to Lender in the related Pledged Mortgage Loan shall continued unimpaired until the Collateral Documents are returned to, or proceeds thereof are received by, Lender. Borrower shall pay for all costs of the certifying custodian and use its best efforts to ensure that the issuer delivers the Mortgage-Backed Securities to the certifying custodian.

6.5 RELEASE OF COLLATERAL. Provided that no Event of Default or Potential Default has occurred and is continuing, Borrower may redeem a Pledged Mortgage Loan from pledge, by either:

         (a) paying, or causing an Investor to pay, to Lender, subject to SECTIONS 4.6 AND 4.7 above, an amount greater than or equal to
                  (i) the Collateral Value of the Pledged Mortgage Loan to be released, but in no event less than the amount of the Advance made with respect to such Mortgage Loan, plus (ii) accrued interest relating to the Advance secured by such Mortgage Loan, plus (iii) accrued fees relating to the Pledged Mortgage Loan or the Advance secured by such Mortgage Loan; or

         (b) delivering to Lender for pledge hereunder additional Mortgage Loan(s) satisfactory to Lender and/or cash, in aggregate amounts sufficient to cover the amount by which the aggregate amount of Advances then outstanding hereunder (plus accrued interest and accrued fees with respect thereto) exceeds the Collateral Value of the existing Pledged Mortgage Loan(s), excluding the Pledged Mortgage Loan(s) to be released.

         Upon receipt of the applicable amount, as set forth above, Lender shall deliver the related Collateral Documents to Borrower or Borrower's designee, if such documents have not already been delivered pursuant to a Bailee Agreement.


6.6 REPURCHASE TRANSACTIONS. Up and until the date that any Pledged Mortgage Loan is required to be sold by Borrower to an Investor, Lender may engage in repurchase transactions with respect to any or all of the Pledged Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or convey any or all of the Pledged Mortgage Loans with a counterparty of Lender's reasonable choice (such transactions, "Repo Transactions"). In connection with any Repo Transaction, Borrower hereby conveys legal title to the Pledged Mortgage Loans subject to such transaction for the limited purpose of effecting such transaction. Lender agrees to take all actions necessary to cause any Pledged Mortgage Loan subject to a Repo Transaction to be free and clear of any liens, rights, or obligations under such transaction on or prior to the date that such loan is to be sold by Borrower to the related investor. All Repo Transactions will occur without any additional obligations, costs or fees to Borrower and such transactions shall not affect the obligations of Lender under this Agreement, including without limitation, the obligations to deliver Collateral to the related Investors. In addition, Lender agrees to indemnify and hold harmless Borrower in the event Lender breaches its obligations under this SECTION 6.6.


                                    ARTICLE 7
                              CONDITIONS PRECEDENT

7.1 INITIAL ADVANCE. As conditions precedent to Lender's obligation to make the initial Advance hereunder:

         (a) Borrower shall have delivered to Lender, in form and substance satisfactory to Lender:

                  (i)      this Agreement signed by Borrower;

                  (ii)     the Commitment Letter signed by Borrower;

                  (iii)    the Note signed by Borrower;

                  (iv)     Reserved

                  (v)      a Power of Attorney signed by Borrower;

                  (vi) a certified copy of Borrower's articles or certificate of incorporation and bylaws (or corresponding organizational documents if Borrower is not a corporation) and a certificate of good standing issued by the appropriate official in Borrower's jurisdiction of organization, dated no less recently than one (1) month prior to the date hereof;

                   (vii) a certificate of Borrower's corporate secretary, substantially in the form of EXHIBIT H hereto, dated as of the Effective Date, as to the incumbency and authenticity of the signatures of the officers of Borrower executing the Principal Agreements and the resolutions of the board of directors of Borrower, substantially in the form of EXHIBIT I hereto;

                  (viii) independently audited financial statements of Borrower (and its Subsidiaries, on a consolidated basis) for each of the two (2) fiscal years most recently ended (if available), containing a balance sheet and related statements of income, stockholders' equity and cash flows, all prepared in accordance with GAAP, applied on a basis consistent with prior periods, and otherwise acceptable to Lender;

                  (ix) if more than six (6) months has passed since the close of the most recently ended fiscal year, interim financial statements of Borrower covering the period from the first day of the current fiscal year to the last day of the most recently ended month;

                  (x)      Reserved

                  (xi) copies of Borrower's errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy or certificates of insurance for such policies, all in form and content satisfactory to Lender, showing compliance by Borrower with SECTION 9.10 below;

                  (xii)    Reserved

                  (xiii) an Acknowledgement of Confidentiality of Password Agreement;

                  (xiv)    an Electronic Tracking Agreement - Warehouse Lender;

                  (xv) if required by Lender, an Amendment to Revolving Credit and Security Agreement - Cashier Checks and Funding Drafts; and -

                  (xvi)    the initial Commitment Fee.

         (b) Borrower shall provide Lender with any requested information or documentation in order for Lender to file Uniform Commercial Code Financial Statements (UCC-1) and/or such other instruments as may be necessary to perfect the security interest of Lender in the Collateral.

         (c) Lender shall have satisfactorily completed its due diligence review of Borrower's operations, business, financial condition and underwriting and origination of Mortgage Loans.

7.2 ALL ADVANCES. As conditions precedent to Lender's obligation to make any Advance hereunder, including the initial Advance:

         (a) Borrower shall have delivered to Lender, in form and substance satisfactory to Lender and not later than the Advance Request
                  Deadline:

                  (i) a Collateral Data Record for the Pledged Mortgage Loan, which Collateral Data Record may be an individual record or part of a group report and shall be authenticated by Borrower with the PIN or the handwritten signature of an authorized officer of Borrower;

                  (ii) the Collateral Documents relating to the Pledged Mortgage Loan, unless such Pledged Mortgage Loan is a Wet Mortgage Loan;

                  (iii) a copy of a Purchase Commitment for the related Pledged Mortgage Loan, unless the Commitment Letter states otherwise;

                  (iv) written evidence that all Commitment Requirements have been satisfied; and

                  (v) such other documents pertaining to the Advance as Lender may reasonably request, from time to time.

         (b) an amount equal to the Haircut plus the minimum required balance, as set forth in SECTION 3.5(A), shall be on deposit in the Over/Under Account;

         (c)      Borrower shall have paid all Commitment Fees that are due;

         (d) Borrower shall have designated an Approved Payee, if applicable, to whom such funds shall be delivered;

         (e)      the representations and warranties of Borrower set forth in
                  ARTICLE 8 hereof shall be true and correct in all material respects as if made on and as of the date of each Advance;

         (f) Borrower shall have performed all agreements to be performed by them hereunder and under the Guaranty, respectively, and after giving effect to the requested Advance, there shall exist no Event of Default or Potential Default hereunder; and

         (g) Borrower shall not have (i) incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the dates of Borrower's most recent financial statements theretofore delivered to Lender or (ii) experienced any other material adverse change in its business or operations.

7.3 INTERCREDITOR AGREEMENTS. Within sixty (60) calendar days following the Effective Date, Borrower shall deliver to Lender an Intercreditor Agreement, substantially in the form set forth in EXHIBIT M hereto, signed by each creditor that provides warehouse lines of credit, repurchase facilities or similar mortgage finance arrangements to Borrower. If Borrower fails to do so, Borrower understands and agrees that Lender may, in its sole discretion, determine that such failure adversely affects the creditworthiness of Borrower and may modify the terms and conditions under which it will continue to make Advances to Borrower. Lender shall not be liable to Borrower for any costs, losses or damages arising from or relating to any changes made by Lender to the terms and conditions under which it will continue to make Advances to Borrower.

7.4 SATISFACTION OF CONDITIONS. The making of any Advance prior to or without the fulfillment by Borrower of all the conditions precedent thereto, whether or not known to Lender, shall not constitute a waiver by Lender of the requirements that all conditions, including the non-performed conditions, shall be required to be satisfied with respect to all Advances. All conditions precedent hereunder are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender. Any waiver or modification asserted by Borrower to have been agreed by Lender must be in writing. Lender reserves the right to modify the terms and conditions under which it will continue to make Advances to Borrower based upon any change in the creditworthiness of Borrower or the performance of Borrower under this Agreement. Lender shall not be liable to Borrower for any costs, losses or damages arising from or relating to any changes made by Lender to the terms and conditions under which it will continue to make Advances to Borrower or Lender's reasonable determination that Borrower has not satisfactorily complied with any applicable condition precedent.


                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

8.1 REPRESENTATIONS AND WARRANTIES CONCERNING BORROWER. Borrower represents and warrants to and covenants with Lender that the following are true and correct as of the Effective Date through and until the date on which all obligations of Borrower under this Agreement and the Note are fully satisfied:

         (a) DUE INCORPORATION AND GOOD STANDING. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

         (b) AUTHORIZATION. The execution, delivery and performance by Borrower of the Principal Agreements and all other documents and transactions contemplated thereby, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not constitute or will not result in
                  (i) a breach of any of the terms, conditions or provisions of Borrower's articles or certificate of incorporation or bylaws (or corresponding organizational documents if Borrower is not a corporation); (ii) a material breach of any legal restriction or any agreement or instrument to which Borrower is now a party or by which it is bound; (iii) a material default or an acceleration under any of the foregoing; or (iv) the violation of any law, rule, regulation, order, judgment or decree to which Borrower or its property is subject.

         (c) ENFORCEABLE OBLIGATION. The Principal Agreements and all other documents contemplated thereby constitute legal, binding and valid obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights.

         (d) APPROVALS. The execution and delivery of the Principal Agreements and all other documents contemplated thereby and the performance of Borrower's obligations thereunder do not require any license, consent, approval, authorization or other action of any Person, including any state, federal, governmental or regulatory authority, or if required, such license, consent, approval, authorization or other action has been obtained prior to the Effective Date.

         (e) COMPLIANCE WITH LAWS. Borrower is not in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that might have a material adverse effect on the business, operations, assets or financial condition of Borrower.

         (f) FINANCIAL CONDITION. All financial statements of Borrower and each Guarantor delivered to Lender fairly and accurately present the financial condition of the parties for whom such statements are submitted. The financial statements of Borrower have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would adversely affect the financial condition of Borrower. Since the close of the period covered by the latest financial statement delivered to Lender with respect to Borrower, there has been no material adverse change in the assets, liabilities or financial condition of Borrower nor is Borrower aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of Borrower, is threatened, that
                  (i) might render Borrower unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute a Potential Default or Event of Default; or (iii) might adversely affect the financial condition of Borrower or the validity, priority or enforceability of the Principal Agreements or any other documents contemplated thereby.

         (g) OTHER CREDIT FACILITIES. The only other credit facilities, including repurchase agreements for mortgage loans and mortgage-backed securities, of Borrower that are presently in effect and are secured by mortgage loans or provide for the purchase, repurchase or early funding of mortgage loan sales, are with Persons disclosed to Lender at the time of application, or thereafter disclosed to and approved by Lender, that have executed and delivered an Intercreditor Agreement (or will execute and deliver an Intercreditor Agreement within sixty (60) days following the Effective Date in accordance with SECTION 7.3) or warehouse lenders that are Approved Payees.

         (h) TITLE TO ASSETS. Borrower has good, valid, insurable (in the case of real property) and marketable title to all of its properties and other assets, whether real or personal, tangible or intangible, reflected on the financial statements delivered to Lender with respect to Borrower, except for such properties and other assets that have been disposed of in the ordinary course of business, and all such properties and other assets are free and clear of all liens except as disclosed in such financial statements.

         (i) SOLVENCY. Borrower is solvent and will not take any action that constitutes an act, or would give rise to an event, of insolvency after giving effect to the transactions contemplated by the Principal Agreements, and Borrower, after giving effect to the transactions contemplated by the Principal Agreements, will have an adequate amount of capital to conduct its business in the foreseeable future.

         (j) LITIGATION. There are no actions, claims, suits or proceedings pending, or to the knowledge of Borrower, threatened or reasonably anticipated against or affecting Borrower in any court or before any arbitrator, government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets, licenses, qualifications or financial condition of Borrower.

         (k) PAYMENT OF TAXES. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its property or income that are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

         (l) NO DEFAULTS. Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument or contractual or legal obligation to which it is a party or by which it is bound.

         (m) ERISA. Borrower is in compliance in all material respects with the requirements of ERISA, and no Reportable Event has occurred under any Plan maintained by Borrower.

         (n) APPROVED MORTGAGEE. Borrower is an approved FHA, VA, GNMA, FNMA and/or FHLMC seller, mortgagee and/or servicer, as represented in the Lender's Customer Profile and Application, and is in good standing with these agencies.

         (o) TRUE AND COMPLETE DISCLOSURE. Borrower has made full disclosure to Lender of all information that could adversely affect the execution, delivery and performance by Borrower of its obligations under the Principal Agreements. All information furnished to Lender by or on behalf of Borrower in connection with the Principal Agreements or any transaction contemplated thereby, including, without limitation, all information set forth in the Credit Application, was true, accurate and complete in all material respects on the date furnished, and there has been no material adverse change in the condition, financial or otherwise, of Borrower from the time such information was provided to Lender.

         (p) PRIORITY OF LIENS. Borrower owns all Pledged Mortgage Loans, and Lender shall have, and this Agreement creates in favor of Lender, a valid, enforceable, perfected first priority lien and security interest in the Pledged Mortgage Loans and other Collateral, prior to the rights of all third Persons and subject to no other liens.

         (q) INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (r)      SUBSIDIARIES. Borrower has no Subsidiaries.

8.2 REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. Borrower represents and warrants to and covenants with Lender that the following are true and correct with respect to each Pledged Mortgage Loan as of the related Advance Date through and until the date on which such Pledged Mortgage Loan is released as Collateral by Lender:

         (a) ELIGIBLE LOAN. The Mortgage Loan is a Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan, Super Jumbo Mortgage Loan, Expanded Criteria Mortgage Loan, Subprime Mortgage Loan, Closed-End Second Lien Mortgage Loan, HELOC Mortgage Loan or Nonperforming/Subperforming Mortgage Loan, as applicable. The Mortgage Loan is a legal, valid and binding obligation of the

                  Mortgagor thereunder, enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein.

         (b) PURCHASE COMMITMENT. Unless otherwise stated in the Commitment Letter, the Mortgage Loan is covered by a Purchase Commitment that permits assignment thereof to Lender, does not exceed the availability under such Purchase Commitment, conforms to the requirements and specifications set forth in such Purchase Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Investor and is eligible for sale to and insurance or guaranty by, respectively, the applicable Investor and any applicable Insurer.

         (c) COLLATERAL DATA RECORD. The information contained in the Collateral Data Record is true, correct and complete.

         (d) ORIGINATION AND SERVICING. The Mortgage Loan has been originated and serviced in material compliance with all industry standards, applicable Investor and Insurer requirements and all applicable federal, state and local statutes, regulations and rules, including, without limitation, the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder, the Federal Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder, and all applicable usury, licensing, real property, consumer protection and other laws.

         (e) MORTGAGE LOAN DOCUMENTS. The Mortgage Loan is evidenced by instruments acceptable to FHA, VA, FNMA, FHLMC or the Investor, as applicable, given the type of Mortgage Loan. The Collateral Documents and other mortgage loan documents have been duly executed and delivered by the Mortgagor and create valid and legally binding obligations of the Mortgagor, enforceable in accordance with their terms, except as may be limited by bankruptcy or other laws affecting the enforcement of creditor's rights generally, and there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto.

         (f) LIEN POSITION. The Mortgage Loan is secured by a valid first priority lien on the Mortgaged Property under the laws of the state where the related mortgaged property in located; provided, however, that if the Mortgage Loan is a Closed-End Second Lien Mortgage Loan or HELOC Mortgage Loan, it is secured by a valid second lien on the Mortgaged Property.

         (g) NO FUTURE ADVANCES. The full original principal amount of each Mortgage Loan, net of any discounts, has been fully advanced or disbursed to the Mortgagor named therein, unless otherwise expressly agreed by the parties in writing. There is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.

         (h) NO DEFAULT. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Borrower has not waived any default, breach, violation or event of acceleration.

         (i) NO WAIVER. The terms of the Mortgage Loan have not been waived, impaired, changed or modified, except to the extent such amendment or modification has been disclosed to Lender in writing and does not affect the salability of the Mortgage Loan pursuant to the applicable Purchase Commitment.

         (j) TAXES AND INSURANCE. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid or a escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid.

         (k) PRIVATE MORTGAGE INSURANCE. Each Conventional Conforming Mortgage Loan is insured by a policy of private mortgage insurance in the amount required by FNMA or FHLMC, as applicable, and by an Insurer and all provisions of such private mortgage insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. There are no defenses, counterclaims or rights of setoff affecting the Conventional Conforming Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance applicable to such Mortgage Loan.

         (l) GOVERNMENT MORTGAGE LOANS. If the Mortgage Loan is represented by Borrower to have, or to be eligible for, FHA insurance, such Mortgage Loan is insured, or eligible to be insured, pursuant to the National Housing Act. If the Mortgage Loan is represented by Borrower to be guaranteed, or to be eligible for guarantee, by the VA, such Mortgage Loan is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, Borrower has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission that would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be in full force and effect with respect to such Government Mortgage Loan. There are no defenses, counterclaims or rights of setoff affecting the Government Mortgage Loan or affecting the validity or enforceability of the FHA insurance or VA guaranty applicable to such Mortgage Loan.

         (m) HAZARD INSURANCE. The Mortgage Loan is covered by a policy of hazard insurance, flood insurance and insurance against other insurable risks and hazards as required by the applicable Investor and the agreements applicable to such Mortgage Loan, in amounts not less than the outstanding principal balance of the Mortgage Loan or such maximum lesser amount as permitted by the applicable Investor and applicable law, all in a form usual and customary in the industry and that is in full force and effect, and all amounts required to have been paid under any such policy have been paid.

         (n) TITLE INSURANCE. A valid and enforceable title insurance policy has been issued or a commitment to issue such title insurance policy has been obtained for the Mortgage Loan in an amount not less than the original principal amount of such Mortgage Loan, which title insurance policy insures that the Mortgage relating thereto is a valid first lien or second lien, as applicable, on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage (unless the Mortgage Loan is a Closed-End Second Lien Mortgage Loan or HELOC Mortgage Loan) and otherwise in compliance with the requirements of the applicable Investor. The title insurance company that issued the applicable Closing Protection Letter has also issued or has committed to issue the title insurance policy.

         (o) ASSIGNMENT. The Assignment (i) has been duly authorized by all necessary corporate action by Borrower, duly executed and delivered by Borrower and is the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, and (ii) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of all of the rights, powers and benefits of Borrower as mortgagee.

         (p) NO FRAUD. No error, omission, misrepresentation, negligence, fraud or similar occurrence has taken place with respect to the Mortgage Loan on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

8.3 CONTINUING REPRESENTATIONS AND WARRANTIES. By submitting a Collateral Data Record hereunder, Borrower shall be deemed to have represented and warranted the truthfulness and completeness of the statements set forth in SECTIONS 8.1 AND 8.2.


                                    ARTICLE 9
                              AFFIRMATIVE COVENANTS

Borrower hereby covenants and agrees with Lender that during the term of this Agreement and for so long as there remain any obligations of Borrower to be paid or performed under the Principal Agreements:

9.1 PAYMENT OF NOTE. Borrower shall pay or cause to be paid the principal, interest and all other amounts due and payable hereunder and under the
         Note in accordance with the terms hereof and thereof.

9.2      FINANCIAL STATEMENTS AND OTHER REPORTS.

         (a) INTERIM STATEMENTS. Borrower shall deliver to Lender, within thirty (30) days after the end of each period indicated in the Commitment Letter, financial statements of Borrower, including statements of income and changes in shareholders' equity for the period from the beginning of such fiscal year to the end of such month or quarter, as required in the Commitment Letter, and the related balance sheet as of the end of such month or quarter, as required in the Commitment Letter, all in reasonable detail and certified by the chief financial officer of Borrower, subject, however, to year-end audit adjustments;

         (b) ANNUAL STATEMENTS. Borrower shall deliver to Lender, within ninety (90) days after the end of each fiscal year of Borrower, audited financial statements of Borrower, including statements of income and changes in shareholders' equity for such fiscal year and the related balance sheet as at the end of such fiscal year, all in reasonable detail and accompanied by an opinion of a certified public accounting firm reasonably satisfactory to Lender including a management representation letter signed by the chief financial officer of Borrower stating that the financial statements fairly present the financial condition and results of operations of Borrower as of the end of, and for, such year;

         (c) OFFICER'S CERTIFICATE. Together with the financial statements required to be delivered pursuant to SECTIONS 9.2(A) AND (B), Borrower shall deliver to Lender an officer's certificate substantially in the form of EXHIBIT J hereto;

         (d)      Reserved

         (e) HEDGING REPORT. Borrower shall deliver to Lender, not later than 10:00 a.m., Pacific time, on each Monday, or Tuesday if Monday is not a Business Day, or as reasonably requested by Lender, a reconciliation report, in a form reasonably satisfactory to Lender, including, without limitation, all outstanding Advances, related Purchase Commitments, availability under unused Purchase Commitments and all amounts outstanding and available under other warehouse lines of credit; and

         (f)      OTHER REPORTS. Borrower shall deliver to Lender, within thirty
                  (30) days of filing or receipt (i) copies of all regular or periodic financial or other reports, if any, that Borrower files with any governmental, regulatory or other agency and
                  (ii) copies of all audits, examinations
                  and reports concerning the operations of Borrower from any Investor, Insurer or licensing authority. Borrower shall also deliver to Lender, with reasonable promptness, copies of such other reports in respect of the Pledged Mortgage Loans and such further information regarding the business, operations, properties or financial condition of Borrower, in such detail and at such times as Lender, in its reasonable discretion, may request. Borrower understands and agrees that all reports and information provided to Lender by or relating to Borrower may be disclosed to Lender's Affiliates.

9.3 INSPECTION OF PROPERTIES AND BOOKS. Borrower shall keep accurate and complete records of the Pledged Mortgage Loans. Borrower shall permit authorized representatives of Lender to discuss the business, operations, assets and financial condition of Borrower with its officers and employees and to examine its books of account and make copies and/or extracts thereof, upon reasonable notice to Borrower at Borrower's place of business during normal business hours. Borrower will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly and fully any and all questions that any authorized representative of Lender may address to them in reference to the financial condition or affairs of Borrower. Borrower may have its representatives in attendance at any meetings between the officers or other representatives of Lender and Borrower's accountants held in accordance with this authorization.

9.4 NOTICE. Borrower shall give Lender prompt written notice, in reasonable detail, of:

         (a) any and all changes to the information set forth in the Credit Application;

         (b) any action, suit or proceeding instituted by or against Borrower in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic), or any such action, suit or proceeding threatened against Borrower that, if adversely determined may reasonably be expected to result in a material and adverse change to the business, operations, assets, licenses, qualifications or financial condition of Borrower;

         (c) the filing, recording or assessment of any federal, state or local tax lien against it, or any of its assets;

         (d)      the occurrence of any Potential Default or Event of Default;

         (e) the actual or threatened suspension, revocation or termination of Borrower's licensing or eligibility, in any respect, as an approved, licensed lender, seller, mortgagee or servicer;

         (f) the suspension, revocation or termination of any existing credit or investor relationship to facilitate the sale and/or origination of residential mortgage loans;

         (g) any demand by an Investor or Insurer for the repurchase of a mortgage loan or indemnification in the aggregate in excess of six hundred and fifty thousand ($650,000) dollars;

         (h) any potential or existing Pledged Mortgage Loan where a director, officer or other employee of Borrower is the Mortgagor or guarantor or where the related Mortgaged Property is being sold by a director, officer or other employee of Borrower;

         (i) any Pledged Mortgage Loan ceases to be eligible Collateral for the security of the Advances;

         (j) any Investor that threatens to set-off amounts owed by Borrower to such Investor against Pledged Mortgage Loans;

         (k)      any change in the Executive Management of Borrower; and

         (l) any other action, event or condition of any nature that may lead to or result in a material adverse effect on the business, operations, assets or financial condition of Borrower or that, without notice or lapse of time or both, would constitute a default under any agreement, instrument or indenture to which Borrower is a party or to which Borrower, its properties or assets may be subject.

9.5 ADDITIONAL FINANCING. If Borrower intends to enter into any financing or repurchase arrangement, Borrower shall notify Lender not fewer than fifteen (15) Business Days prior to the execution of such arrangement, and Lender shall have the right to approve or disapprove such arrangement, in its sole and absolute discretion, Borrower does not need to obtain Lender's prior written approval to add financing or repurchase agreement if the reason Borrower is adding such additional financing or repurchase agreement is due to Lender's reduction of the Aggregate Credit Limit pursuant to Section 2.2.

9.6 SERVICING OF MORTGAGE LOANS. Subject to SECTION 6.2 above, Borrower shall service all Pledged Mortgage Loans at Borrower's expense and without charge of any kind to Lender. Borrower may delegate its obligations hereunder to service the Pledged Mortgage Loans (subject to SECTION 6.2) to an independent servicer satisfactory to Lender pursuant to a servicing agreement approved in writing by Lender. In any event, Borrower or its delegate shall service such Pledged Mortgage Loans with the degree of care and in accordance with the servicing standards generally prevailing in the industry, including those required by FNMA, FHLMC and GNMA.

9.7 EVIDENCE OF COLLATERAL. Borrower shall indicate on its computer records that each Pledged Mortgage Loan has been included in the Collateral and, at the request of Lender, place on each of its written records pertaining to the Pledged Mortgage Loans a legend, in form and content satisfactory to Lender, indicating that such Pledged Mortgage Loan has been assigned to Lender.

9.8 PROTECTION OF SECURITY. Borrower shall allow Lender (a) to inspect any Mortgaged Property relating to a Pledged Mortgage Loan; (b) to appear in or intervene in any proceeding or matter affecting any Pledged Mortgage Loan or other Collateral or the value thereof; (c) to initiate, commence, appear in and defend any foreclosure, action, bankruptcy or proceeding which could affect the security of the Collateral or the value thereof, or the rights and powers of Lender;
         (d) to contest by litigation or otherwise any lien asserted against the Pledged Mortgage Loans or other Collateral or against the related Mortgaged Property, the improvements, or the personal property identified therein; and/or (e) to make payments on account of such encumbrances, charges, or liens and to service any assigned Mortgage Loan and take any action it may deem appropriate to collect any Collateral or any part thereof or to enforce any rights with respect thereto. All costs and expenses, including attorneys' fees (including, but not limited to, those incurred on appeal), that Lender may incur with respect to any of the foregoing and any expenditures it may make to protect or preserve the Collateral or the rights of Lender, shall be for the account of Borrower. Borrower shall repay the same to Lender upon demand with interest, at the Default Rate, from the date any such expenditure shall have been made until it is repaid.

9.9 FURTHER ASSURANCES. Borrower shall, at its expense, promptly procure, execute and deliver to Lender, upon request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in this Agreement.

9.10 FIDELITY BONDS AND INSURANCE. Borrower shall maintain an insurance policy, in a form and substance satisfactory to Lender, covering against loss or damage relating to or resulting from any breach of fidelity by Borrower, or any officer, director, employee or agent of Borrower, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions. This policy shall name Lender as insured and loss payee and provide coverage in an amount equal to the greater of three hundred thousand dollars ($300,000) or that required by FNMA in Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Sellers' and Servicers' Guide, whichever is greater. The deductible on such insurance policy shall not exceed ten thousand dollars ($10,000). Following approval by Lender of a specific insurance policy, Borrower shall not amend, cancel, suspend or otherwise change such policy without the prior written consent of Lender.

9.11 WET MORTGAGE LOANS. In connection with the funding of each Wet Mortgage Loan, Borrower shall provide to the applicable Closing Agent, in addition to the Irrevocable Closing Instructions, final closing instructions, which shall, without limitation, make reference to the Irrevocable Closing Instructions and stipulate the title insurance company that will be issuing the applicable title insurance policy and Closing Protection Letter; provided, however, that Borrower shall not use these final closing instructions to modify or attempt to modify the terms of the Irrevocable Closing Instructions unless such modifications are agreed to in advance and in writing by Lender. Borrower shall not otherwise modify or attempt to modify the terms of the Irrevocable Closing Instructions without Lender's prior written approval. If the Closing Agent is not a title insurance company, Borrower shall also (a) confirm that the closing is covered by a blanket Closing Protection Letter issued to Lender by the title insurance company stipulated in the final closing instructions; or (b) provide to Lender (1) a Closing Protection Letter covering the closing issued to Borrower by the title insurance company stipulated in the final closing instructions and (2) an Assignment of Closing Protection Letter relating to the above referenced Closing Protection Letter naming Lender as the assignee.


                                   ARTICLE 10
                               NEGATIVE COVENANTS

Borrower hereby covenants and agrees with Lender that during the term of this Agreement and for so long as there remain any obligations of Borrower to be paid or performed under this Agreement or under the Note, Borrower shall comply with the following:

10.1 LIABILITIES AND ADVANCES. Borrower shall not lend money or credit or make any advances to any Person or acquire any stock, obligations or securities of, or any interest in, or make any capital contribution to any other Person in an amount greater than five hundred thousand ($500,000) dollars, except for Mortgage Loans or other loans extended in the ordinary course of Borrower's mortgage banking business; provided, however, that notwithstanding the foregoing, Borrower shall be entitled to make a loan or provide credit to, or acquire the stock of or provide capital contributions to, any Affiliate of Borrower provided that such loan, credit, stock acquisition or capital contribution, whether in the aggregate or on an individual basis, does not cause an Event of Default. Borrower shall not, either directly or indirectly, without the prior written consent of Lender, assume, guarantee, endorse, or otherwise become liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

10.2 DEFERRAL OF SUBORDINATED DEBT. Borrower shall not, either directly or indirectly, without the prior written consent of Lender, pay in advance of the stated maturity thereof any Subordinated Debt of Borrower or, if an Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all obligations of Borrower hereunder and under the Note have been paid and performed in full.

10.3 LOSS OF ELIGIBILITY. Borrower shall not, either directly or indirectly, without the prior written consent of Lender, take, or fail to take, any action that would cause Borrower to lose all or any part of its status as an eligible lender, seller, mortgagee or servicer or willfully terminate its status as an eligible lender, seller, mortgagee or servicer without forty-five (45) days notice to Lender.

10.4 TANGIBLE NET WORTH; LIQUIDITY; FINANCIAL RATIOS. Borrower shall not permit, at any time, its Tangible Net Worth and Liquidity to be less than the amounts specified in the Commitment Letter.

         Further, Borrower shall not permit, at any time, any Financial Ratios as may be set forth in the Commitment Letter to be less than the requirements therein.

10.5 LOANS TO OFFICERS, EMPLOYEES AND SHAREHOLDERS. Borrower shall not, either directly or indirectly, without the prior written consent of Lender, make any personal loans or advances to any officers, employees or shareholders in an aggregate amount exceeding five hundred thousand ($500,000) dollars.

10.6 LIENS. Borrower shall not create, incur, assume or suffer to exist any lien upon the Pledged Mortgage Loans or other Collateral, other than as granter to Lender herein, or create, incur, assume or suffer any lien upon any of its other property and assets other than:

         (a) liens for taxes not yet due or taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; or

         (b) liens in favor of FNMA, GNMA or FHLMC on the right of Borrower to service Mortgage Loans sold to Agencies.

10.7 INDEBTEDNESS. Borrower shall not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt in an amount greater than two hundred fifty thousand $250,000) dollars except for:

         (a)      the Advances hereunder and any other Debt to Lender;

         (b) Debt disclosed on the financial statements furnished to Lender prior to the Effective Date;

         (c)      Subordinated Debt;

         (d) trade debt incurred in the ordinary course of business, paid within thirty (30) calendar days after the same has become due and payable or that is being contested in good faith, provided provision is made to the satisfaction of Lender for the eventual payment thereof in the event it is found that such contested trade debt is payable by Borrower; and

         (e)      Debt secured by liens permitted under SECTION 10.6 above.

10.8 CONSOLIDATION, MERGER AND SALE OF ASSETS. Borrower shall not (a) wind up, liquidate or dissolve its affairs; (b) enter into any transaction of merger or consolidation; or (c) convey, sell, lease or otherwise dispose of, or agree to do any of the foregoing at any future time, all or any part of its property or assets, without prior written approval of Lender, except that Borrower may, in the ordinary course of business, sell equipment that is uneconomic or obsolete and acquire Mortgage Loans for resale and sell Mortgage Loans.

10.9 PAYMENT OF DIVIDENDS AND RETIREMENT OF STOCK. If a Potential Default or Event of Default has occurred and is continuing or will occur as a result thereof, Borrower shall not, without the prior written consent of Lender, (a) declare or pay any dividends upon its shares of stock now or hereafter outstanding, except dividends payable in the capital stock of Borrower, or make any distribution of assets to its shareholders, whether in cash, property or securities, or (b) acquire, purchase, redeem or retire shares of its capital stock now or hereafter outstanding for value.


10.10    COLLATERAL. Borrower shall not:

         (a) amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgage Loan; or

         (b) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement) any of the Pledged Mortgage Loans or other Collateral or any interest therein.

10.11 SECONDARY MARKETING, UNDERWRITING, THIRD PARTY ORIGINATION AND INTEREST RATE RISK MANAGEMENT PRACTICES. Borrower shall not, without the prior written approval of Lender, change any secondary marketing, underwriting, third party origination and interest rate risk management practices of Borrower that exist as of the date hereof. The fact that Borrower may from time to time disclose to Lender in writing proposed changes in such practices after the date hereof shall not be deemed Lender's consent to or written approval thereof unless a duly authorized Lender has indicated written approval of such changes and it shall be deemed an Event of Default if Borrower has failed to obtain such written approval prior to implementation of such changes.


                                   ARTICLE 11
                              DEFAULTS AND REMEDIES

11.1 EVENTS OF DEFAULT. The occurrence of any of the following conditions or events shall be an Event of Default:

         (a) failure of Borrower to pay any principal, interest or other amount due under the Principal Agreements within two (2) Business Days following the applicable due date;

         (b) breach or default by Borrower with respect to any other material term of any other indebtedness or of any loan agreement, note, mortgage, security agreement, indenture, guaranty or other agreement to which Borrower is a party or by which it is bound, if the effect of such failure, default or breach is to cause, or to permit any holder thereof to cause, indebtedness of Borrower in the aggregate amount of two hundred fifty thousand ($250,000) dollars or more to become or be declared due prior to its stated maturity;

         (c) the aggregate original Collateral Value of those Pledged Mortgage Loans that are deemed to be Noncompliant Mortgage Loans is greater than or equal to the Tranche J Sublimit;

         (d) three (3) or more Pledged Mortgage Loans are deemed to be Defective Mortgage Loans or the aggregate original Collateral Value of those Pledged Mortgage Loans that are deemed to be Defective Mortgage Loans is five hundred thousand ($500,000) dollars ;

         (e)      any of Borrower's representations or warranties made in
                  SECTION 8.1 or in any statement or certificate at any time given by Borrower in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made and such default shall not have been remedied within three (3) Business Days after receipt of notice from Lender to do so;

         (f) Borrower shall default (i) in the performance of or compliance with any term contained in ARTICLES 9 AND 10 of this Agreement or referred to in SECTIONS 11.1(A) THROUGH (E) above; or (ii) in the performance of or compliance of any other provision of this Agreement and such default shall not have been remedied within thirty (30) days after receipt of notice from the Lender of such default;

         (g) an Insolvency Event shall have occurred with respect to Borrower or any Guarantor; or

         (h) one or more judgments or decrees shall be entered against Borrower involving a liability of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after entry thereof;

         (i) any Plan maintained by Borrower or any subsidiary of Borrower shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof Borrower's liability or any such subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than $250,000 (or in the case of a termination involving Borrower as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount);

         (j) Borrower as employer under a Plan that is a multiemployer plan shall have made a complete or partial withdrawal from such Plan and the plan sponsor of such Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding fifty thousand dollars ($250,000); or

         (k) Borrower shall purport to disavow its obligations hereunder or shall contest the validity or enforceability of the Principal Agreements or Lender's security interest in any Pledged Mortgage Loan or other Collateral; or

         With respect to any Event of Default which requires a determination to be made as to whether such Event of Default has occurred, such determination shall be made in Lender's sole and reasonable discretion and Borrower hereby agrees to be bound by and comply with any such determination by Lender.

11.2 REMEDIES. Upon the occurrence of an Event of Default, Lender may, by written notice to Borrower declare all or any portion of the Advances to be due and payable whereupon the same shall become due and payable, together with all accrued interest thereon, and the obligation of Lender to make Advances shall thereupon terminate. Further, it is understood and agreed that upon the occurrence of an Event of Default, Borrower shall strictly comply with the negative covenants contained in
         Article 10 hereunder and in no event shall Borrower declare and pay any dividends, incur additional debt, make payments on existing debt or otherwise distribute or transfer any of Borrower's property and assets to any Person without the prior written consent of Lender. Upon the occurrence of any Event of Default, Lender may also:

         (a) enter the office(s) of Borrower and take possession of any of the Collateral including any records that pertain to the Collateral;

         (b) foreclose upon or otherwise enforce its security interest in and lien on all of the Collateral or on any portion thereof to secure all payments and performance of obligations owed by Borrower under this Agreement;

         (c) communicate with and notify Mortgagors of the Pledged Mortgage Loans and obligors under other Collateral or on any portion thereof, whether such communications and notifications are in verbal, written or electronic form, including, without limitation, communications and notifications that the Collateral has been assigned to Lender and that all payments thereon are to be made directly to Lender or its designee; settle compromise, or release, in whole or in part, any amounts owing on the Pledged Mortgage Loans or other Collateral or any portion of the Collateral, on terms acceptable to Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any Pledged Mortgage Loans or other Collateral is in default, foreclose upon and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

         (d) collect payments from Mortgagors and/or assume servicing of, or contract with a third party to service, any or all Pledged Mortgage Loans requiring servicing and/or perform any obligations required in connection with Purchase Commitments, such third party's fees to be paid by Borrower. In connection with collecting payments from Mortgagors and/or assuming servicing of any or all Pledged Mortgage Loans, Lender may take possession of and open any mail addressed to Borrower, remove, collect and apply all payments for Borrower, sign Borrower's name to any receipts, checks, notes, agreements or other instruments or letters or appoint an agent to exercise and perform any of these rights;

         (e) exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of the State of California and/or the state in which Borrower's principal place of business is located, including but not limited to selling the Collateral at public or private sale. Lender shall give Borrower not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. Borrower agrees that ten (10) days' notice shall be reasonable notice. At any such sale, the Collateral may be sold as an entirety or in separate parts, as Lender may determine. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon all or any portion of the Collateral or to foreclose the pledge and sell all or any portion of the Collateral under a judgment or decree of a court or courts of competent jurisdiction, or both.

         (f) proceed against Borrower on the Note or against the Guarantors under the Guaranty or both; and/or

         (g) pursue any rights and/or remedies available at law or in equity against Borrower or the Guarantors or both.

11.3 SALE OF COLLATERAL. Following an Event of Default, Lender may securitize or otherwise sell the Collateral and Lender shall incur no liability as a result of such transaction. For the avoidance of doubt, Lender may sell the Collateral as part of a pool comprised of, all or part of, the Collateral and other mortgage loans owned by Lender; in such instance, the value of the Collateral shall be determined on a pro rata basis. Borrower hereby waives any claims it may have against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if Lender accepts the first offer received and does not offer the Collateral, or any part thereof, to more than one offeree.

11.4 NO OBLIGATION TO PURSUE REMEDY. Borrower waives any right to require Lender to (a) proceed against any Person, (b) proceed against or exhaust all or any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Lender shall not be required to take any steps necessary to preserve any rights of Borrower against holders of mortgages prior in lien to the lien of any Mortgage Loan included in the Collateral or to preserve rights against prior parties. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by Borrower. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

11.5 REIMBURSEMENT OF COSTS AND EXPENSES. Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Pledged Mortgage Loan, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of principal balance outstanding under the Note.

11.6 APPLICATION OF PROCEEDS. The proceeds of any sale or other enforcement of Lender's security interest in all or any part of the Collateral shall be applied by Lender:

         (a) FIRST, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Lender's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Lender in connection therewith;

         (b) SECOND, to the payment of any other amounts due (other than principal and interest) under the Note or this Agreement;

         (c) THIRD, to the payment of interest accrued and unpaid on the Note;

         (d) FOURTH, to the payment of the outstanding principal balance of the Note; and

         (e) FIFTH, to the payment to Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Note and all other amounts due hereunder, Borrower shall remain liable for any deficiency.

11.7     RIGHTS OF SET-OFF.  Lender shall have the following rights of set-off:

         (a) If Borrower shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable thereunder or hereunder when due, or in the performance of any of its other obligations or liabilities under the Note or this Agreement, Lender shall have the right, at any time, and from time to time, without notice, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by Lender to or for the credit of the account of Borrower against and on account of the obligations and liabilities of Borrower under the Note and this Agreement, irrespective of whether or not Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured; provided, however, that the aforesaid right to set-off shall not apply to any deposits of escrow monies being held on behalf of the Mortgagors under Pledged Mortgage Loans or other third parties.

         (b) In addition to the right in subsection (a) above, notwithstanding anything to the contrary contained herein, Borrower expressly acknowledges and agrees that Lender and its Affiliates, including, without limitation, Countrywide CLD (collectively, "Countrywide Related Entities") shall have the right to offset against any amounts owed by any

                  Countrywide Related Entity to Borrower against any amounts owed by Borrower to any Countrywide Related Entity under any agreement(s) between or among Borrower and any Countrywide Related Entity(ies), including, without limitation, any amounts owed by Borrower to Lender under this Agreement and the Loan Purchase Agreement. In exercising the foregoing right to offset, any Countrywide Related Entity, including, without limitation, Countrywide CLD, shall be entitled to withdraw or debit from funds in the Over/Under Account which are due to or being held for the benefit of Borrower any amount owed by Borrower to such Countrywide Related Entity. Likewise, Lender shall be entitled to withdraw or debit from funds in any account maintained by any Countrywide Related Entity which are due to or being held for the benefit of Borrower any amount owed by Borrower to Lender. To the extent any Countrywide Related Entity intends to offset against any amounts due Borrower by Lender under this Agreement, Lender shall provide Borrower with at least three (3) business days prior written notice thereof and Borrower shall be entitled to cure any breach or default with the Countrywide Related Entity that gives rise to such offset within such time period and thereby avoid such offset to the extent of the cure. By way of example but not limitation, assuming Borrower is an approved seller of Countrywide CLD, if Borrower owes outstanding amounts to Countrywide CLD, Countrywide CLD may, upon one (1) business days prior notice to Borrower, offset such amounts by withdrawing such amounts from the funds in the Over/Under Account which are due to or being held by Lender for the benefit of Borrower.

11.8 REASONABLE ASSURANCES. If, at any time during the term of the Agreement, Lender has reason to believe that Borrower is not conducting its business in accordance with, or otherwise is not satisfying: (i) all applicable statutes, regulations, rules, and notices of federal, state, or local governmental agencies or instrumentalities, all applicable requirements of Investors and Insurers and prudent industry standards or (ii) all applicable requirements of Lender, as set forth in this Agreement, then, Lender shall have the right to demand, pursuant to written notice from Lender to Borrower specifying with particularity the alleged act, error or omission in question, reasonable assurances from Borrower that such a belief is in fact unfounded, and any failure of Borrower to provide to Lender such reasonable assurances in form and substance reasonably satisfactory to Lender, within the time frame specified in such written notice, shall itself constitute an Event of Default hereunder, without a further cure period. Borrower hereby authorizes Lender to take such actions as may be necessary or appropriate to confirm the continued eligibility of Borrower for Advances hereunder, including without limitation (i) ordering credit reports and (ii) contacting Mortgagors, licensing authorities and Investors or Insurers.


                                   ARTICLE 12
                                 INDEMNIFICATION

12.1 INDEMNIFICATION. Borrower shall indemnify and hold harmless Lender and any of its officers, directors, employees and agents and any subsequent holder of the Note from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever that may be imposed upon, incurred by or asserted against Lender or such holder in any way relating to or arising out of the Principal Agreements or any other document referred to therein or any of the transactions contemplated thereby, except for liabilities, losses and damages solely resulting from the gross negligence or willful misconduct of Lender.

12.2 PAYMENT OF TAXES. Borrower shall pay and hold Lender and any holder of the Note harmless from and against any and all present and future stamp, documentary and other similar taxes with respect to the Collateral, the Principal Agreements and other documents related thereto and save Lender and any holder of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                                   ARTICLE 13
                              TERM AND TERMINATION

13.1 TERM. Provided that no Event of Default or Potential Default has occurred and is continuing, and except as otherwise provided for herein, this Agreement shall commence on the Effective Date and continue for a term of One (1) year Following expiration or termination of this Agreement, all indebtedness due Lender under the Principal Agreements shall be immediately due and payable without notice to Borrower and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Borrower in default, all of which are hereby expressly waived by Borrower.

13.2 VOLUNTARY TERMINATION. Lender may, with or without cause, terminate this Agreement at any time on not less than ninety (90) days notice to Borrower and demand payment of all outstanding Advances and other amounts at that time (whereupon all such outstanding amounts shall be immediately due and payable without notice to Borrower and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Borrower in default, all of which are hereby expressly waived by Borrower.). Lender shall not be liable to Borrower for any costs, loss or damages arising from or relating to a termination by Lender in accordance with this SECTION
         13.2 or as a result of an Event of Default.

13.3 EXTENSION OF TERM. Upon mutual agreement of Borrower and Lender, the term of this Agreement may be extended. Such extension may be made subject to the recognition of the terms hereunder and to any other such conditions as Lender, in its sole discretion, may deem necessary or advisable. Under no circumstances shall such an extension by Lender be interpreted or construed as a forfeiture by Lender of any of its rights, entitlements or interest created hereunder. Borrower acknowledges and understands that Lender is under no obligation whatsoever to extend the term of this Agreement beyond the initial term.


                                   ARTICLE 14
                                     GENERAL

14.1 INTEGRATION. This Agreement, together with the other Principal Agreements, and all other documents executed pursuant to the terms hereof and thereof, constitute the entire agreement between the parties with respect to the subject matter hereof.

14.2 AMENDMENTS. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is sought.

14.3 NO WAIVER. No failure or delay on the part of Borrower or Lender or any holder of the Note in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender or any holder of the Note shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

14.4 REMEDIES CUMULATIVE. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Borrower or Lender of the holder of the Note would otherwise have. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender or the holder of the Note to any other or further action in any circumstances without notice or demand.

14.5 ASSIGNMENT. The Principal Agreements may not be assigned by Borrower. The Principal Agreements, along with Lender's right, title and interest, including its security interest, in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by Lender, and any transferee or assignee thereof may enforce the Principal Agreements and such security interest directly against Borrower. It is anticipated that such an assignment will be made by Lender, and Borrower hereby irrevocably consents to such assignment. No notice of such assignment need be given by Lender to Borrower.

14.6 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.7 PARTICIPATIONS. Lender may from time to time sell or otherwise grant participations in this Agreement and the Note, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of Lender and (ii) may exercise any and all rights of setoff or banker's lien with respect thereto, in each case as fully as though Borrower were directly indebted to the holder of such participation in the amount of such participation; provided, however, that Borrower shall not be required to send or deliver to any of the participants other than Lender any of the materials or notices required to be sent or delivered by it under the terms of this Agreement, nor shall it have to act except in compliance with the instructions of Lender.

14.8 INVALIDITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

14.9 ADDITIONAL INSTRUMENTS. Borrower shall execute and deliver such further instruments and shall do and perform all matters and things necessary or expedient to be done or observed for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded by this Agreement.

14.10 SURVIVAL. All representations, warranties, covenants and agreements herein contained on the part of Borrower shall survive the making of any Advance and the execution of the Note and shall be effective so long as this Agreement is in effect or there remains any obligation of Borrower hereunder or under the Note to be paid or performed.

14.11 NOTICES. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder shall be in writing and shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

         If to Borrower:        That address set forth in the Commitment Letter

         If to Lender:          Countrywide Warehouse Lending
                                8511 Fallbrook Avenue  Mail Stop:WH-51F
                                West Hills, CA 91304

                                Facsimile No:    (818) 316-8841

         All notices shall be conclusively deemed to have been properly given or made when duly delivered, if delivered in person or by overnight delivery service, or on the third (3rd) Business Day after being deposited in the mail, if mailed in accordance herewith, or upon transmission by the receiving party of a facsimile confirming receipt, if delivered by facsimile.

14.12 PERSONAL IDENTIFICATION NUMBER. Borrower shall adopt a Personal Identification Number or PIN to be entered into the computer system in connection with all documents transmitted from

         Borrower to Lender electronically. Further, any document required to be signed by Borrower may be signed by handwritten signature or transmitted electronically in conjunction with the PIN, except any written notification designating or changing the PIN and those documents required to be delivered pursuant to SECTION 7.1(A) above, which must be signed by hand. Borrower shall provide Lender with written notification of its PIN and any changes thereto; provided, however, that any change to the PIN may not become effective for twenty four (24) hours following Lender's confirmation of receipt of such notice by Borrower. Borrower and Lender agree that transmitting a document in conjunction with the PIN shall have the same force and effect as a handwritten signature and shall be sufficient to verify that Borrower originated such document. Borrower shall employ security procedures to ensure that all transmissions of documents accompanied by the PIN are authorized, authentic, reliable and complete and shall promptly notify Lender if Borrower discovers the PIN has been improperly disclosed to any Person. Notwithstanding the foregoing or any other breach of security, Lender shall be entitled to rely upon the PIN of Borrower until such time as (a) Borrower provides Lender with written instructions to the contrary and (b) Lender has sufficient time to notify the appropriate employees and modify its computerized systems.

14.13 GOVERNING LAW. This Agreement and the rights and obligations of the parties under the Principal Agreements shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

14.14 AGREEMENT TO ARBITRATE CLAIMS. Upon written request by either party that is submitted according to the applicable rules for arbitration, any claim, demand or cause of action, which arises out of or is related to this Agreement, (collectively "Claims"), shall be resolved by binding arbitration in the County of Los Angeles, California, in accordance with (i) the Federal Arbitration Act; (ii) the Code of Procedure ("Code") of the National Arbitration Forum ("NAF") and (iii) this Agreement, which shall control any inconsistency between it and the Code. Notwithstanding the foregoing, claims for injunctive or other relief for intellectual property violations, unfair competition and/or the use or unauthorized disclosure of trade secrets, inventions or other confidential information, shall be excluded from this agreement to arbitrate ("Excluded Claims"). The NAF shall provide each party a list of arbitrators and each party shall have the right to strike one name. The number of arbitrators on the list will be the number of parties plus one. The decision of an arbitrator on any Claims submitted to arbitration shall follow applicable substantive law and be in writing setting forth the findings of fact and law and the reasons supporting the decision. Such decision shall be final and binding upon the parties, subject to the right of appeal described below. Judgment upon any arbitration award may be entered in any court having jurisdiction. The arbitrator has exclusive authority to resolve any dispute relating to the applicability or enforceability of this Agreement, including the provisions of this section. Either party shall have the right to appeal to the appropriate court any errors of law in the decision rendered by the arbitrator. After a demand for arbitration is made, each party may conduct a limited number of depositions (including the production of documents) by mutual agreement or as permitted by the arbitrator. In the event of any lawsuit or other proceeding relating to an Excluded Claim, both parties agree to submit to jurisdiction in California and further agree that any cause of action relating to an Excluded Claim shall be brought in the state or federal courts in the County of Los Angeles, California.

14.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

14.16 HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of any provisions hereof.

14.17 JOINT AND SEVERAL LIABILITY OF EACH BORROWER. To the extent there is more than one Person which is named as a Borrower under this Agreement, each such Person shall be jointly and severally liable for the rights, covenants, obligations and warranties and representations of Borrower as contained herein and the actions of any Person or third party shall in no way affect such joint and several liability.

                           [Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BORROWER:                           PREFERRED HOME MORTGAGE COMPANY



                                    By: /s/ David J. Keller
                                        ----------------------------------------
                                    Name:   David J. Keller
                                    Title:  Vice President and Treasurer



LENDER:                             COUNTRYWIDE WAREHOUSE LENDING



                                    By: /s/ Richie Walia
                                        ----------------------------------------
                                    Name:   Richie Walia
                                    Title:  1st Vice President

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

ACCELERATION EVENT: Any of the conditions or events set forth in SECTION 4.2.

ACKNOWLEDGEMENT OF CONFIDENTIALITY OF PASSWORD AGREEMENT: That certain Acknowledgement of Confidentiality of Password Agreement attached hereto as EXHIBIT S.

ADVANCE: A disbursement by Lender under this Agreement, which shall be a Tranche A Advance, Tranche B Advance, Tranche C Advance, Tranche D Advance, Tranche E Advance, Tranche F Advance, Tranche G Advance, Tranche H Advance or Tranche I Advance.

ADVANCE DATE: The date on which an Advance is funded.

ADVANCE REQUEST DEADLINE: That time, as set forth in the Commitment Letter, by which Borrower must submit to Lender certain documents in order to obtain an Advance.

AFFILIATE: With respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, "control" when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

AGENCY: FNMA or FHLMC.

AGGREGATE CREDIT LIMIT: The maximum aggregate principal amount of Advances that may be outstanding at any one time, as set forth in the Commitment Letter.

AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT - CASHIER CHECKS AND FUNDING DRAFTS: If required by Lender, that certain Amendment to Revolving Credit and Security Agreement - Cashier Checks and Funding Drafts attached hereto as EXHIBIT R.

APPLICABLE RATE: With respect to any date of determination, the daily rate per annum (rounded up to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market ("One-Month LIBOR") as published on Bloomberg or in the Wall Street Journal. It is understood that the Applicable Rate with respect to Advances shall be initially set to the then current One-Month LIBOR in effect on the date the Advance is funded and shall thereafter be adjusted on a daily basis to the then current One-Month LIBOR for each day that the Advance remains outstanding.

APPROVED PAYEE: A Closing Agent or warehouse lender approved by Lender in accordance with SECTION 3.7.

ASSIGNMENT: A duly executed assignment to Lender in recordable form of a Pledged Mortgage Loan, of the indebtedness secured thereby and of all documents and rights related to such Pledged Mortgage Loan.

ASSIGNMENT OF CLOSING PROTECTION LETTER: An assignment assigning and subrogating Lender to all of Borrower's rights in a Closing Protection Letter, substantially in the form of EXHIBIT K hereto.

ASSIGNMENT OF FIDELITY BOND AND ERRORS AND OMISSION POLICY: An assignment assigning and subrogating Lender to all of Borrower's rights in a Fidelity Bond and Errors and Omissions Policy, substantially in the form of EXHIBIT L hereto.

BAILEE AGREEMENT: A bailee agreement substantially in the form of EXHIBIT F hereto or in such other form and substance acceptable to Lender.

BANKRUPTCY CODE: Title 11 of the United States Code, now or hereafter in effect, or any successor thereto.

BREAKAGE FEE: A fee equal to twenty-five dollars ($25.00), which is in addition to the File Fee, payable by Borrower if Borrower fails to borrow an Advance after Borrower has submitted a Collateral Data Record in connection with such borrowing.

BUSINESS DAY: Any day, excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of California.

CASH EQUIVALENTS: Any (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital, surplus and retained earnings in excess of $70,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or p-1 or the equivalent thereof by Moody's and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

CLOSED-END SECOND LIEN MORTGAGE LOAN: A second lien mortgage loan for a fixed amount drawn at closing and underwritten in accordance with Borrower's underwriting guidelines for second lien mortgages, as same have been approved by Lender.

CLOSING AGENT: The Person designated by Borrower and approved by Lender in accordance with SECTION 3.7 to receive Advances from Lender, for the account of Borrower, for the purpose of funding a Mortgage Loan.

CLOSING PROTECTION LETTER: A document issued by a title insurance company to Borrower and/or Lender and relied upon by Lender to provide closing protection for one or more mortgage loan closings and to insure Borrower and/or Lender, without limitation, against embezzlement by the Closing Agent and loss or damage resulting from the failure of the Closing Agent to comply with all applicable closing instructions.

COLLATERAL: Collateral shall mean and include all now existing and hereafter arising right, title and interest of Borrower in, under and to the following:

(a) all Mortgage Loans, now owned and hereafter acquired, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Collateral Documents, for which an Advance has been made by Lender hereunder and not repaid in full and all Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Collateral Documents, which, from time to time, are delivered, or caused to be delivered, to Lender (including delivery to a custodian or other third party on behalf of Lender) as additional security for the payment of the Note and for the performance of all of Borrower's obligations hereunder;

(b) all Mortgage-Backed Securities, now owned or hereafter acquired by Borrower, that are supported by any Mortgage Loan constituting Collateral hereunder, all right to the payment of monies in non-cash distributions on account thereof and all new, substituted and additional securities at any time issued with respect thereto;

(c) all rights of Borrower under all Purchase Commitments, now existing and hereafter arising, covering any part of the Collateral, all rights to deliver such Mortgage Loans and Mortgage-Backed Securities to permanent investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Collateral thereto;

(d) all now existing and hereafter established accounts maintained with broker-dealers by Borrower for the purpose of carrying out transactions under Purchase Commitments relating to any part of the Collateral;

(e) all now existing and hereafter arising rights of Borrower to service, administer and/or collect on the Mortgage Loans included as Collateral hereunder and any and all rights to the payment of monies on account thereof;

(f) all now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the Collateral;

(g) all mortgage insurance and all commitments issued by Insurers to insure or guaranty any Mortgage Loans included as Collateral, including, without limitation, the right to receive all insurance proceeds and condemnation awards that may be payable in respect of the premises encumbered by any Mortgage; and all other documents or instruments delivered to Lender in respect of the Mortgage Loans included as Collateral;

(h) All documents, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data of Borrower relating to Mortgage Loans included as Collateral;

(i) All rights, but not any obligations or liabilities, of Borrower with respect to the Investors;

(j) All property of Borrower, in any form or capacity now or at any time hereafter in the possession or control of Lender, including, without limitation, all deposit accounts and any funds at any time held therein, into which Proceeds of the foregoing Collateral are at any time deposited;

(k)      All products and Proceeds of the foregoing Collateral; and

(l)      Any funds of Borrower at any time deposited or held in the Over/Under
         Account.

COLLATERAL DATA RECORD: A document completed by Borrower and submitted to Lender, a form of which is included in the Handbook,.

COLLATERAL DOCUMENTS: With respect to each Pledged Mortgage Loan:

(a) the original Mortgage Note evidencing the Mortgage Loan, endorsed by Borrower in blank, with a complete chain from the originator to Borrower;

(b) an original assignment in blank, executed by Borrower, for the Mortgage securing the Mortgage Note, in recordable form but unrecorded, with a complete chain of intervening assignments from the originator to Borrower;

(c) a certified or true copy of the Mortgage securing the Mortgage Note bearing evidence of the recordation of such Mortgage with the appropriate governmental authority, or if such recording information is unavailable because the document has not yet come back from the recording office, then a copy of evidence that such original Mortgage was sent out for recording by a Closing Agent; and

(d) an original or copy of the title insurance policy insuring the first lien or second lien position of the Mortgage, as applicable, in at least the original principal amount of the related Mortgage Note and containing only those exceptions permitted by the Purchase Commitment or an unconditional commitment to issue such a title insurance policy.

COLLATERAL VALUE: With respect to each Pledged Mortgage Loan for any date of determination, an amount equal to the following, as applicable, as same may be reduced in accordance with SECTION 4.3:

(a) if the Mortgage Loan has Standard Status, the product of the Mortgage Loan Value and:

         (i) if the Mortgage Loan is a CONVENTIONAL CONFORMING MORTGAGE LOAN, the Tranche A Advance Rate;

         (ii) if the Mortgage Loan is a GOVERNMENT MORTGAGE LOAN, the Tranche B Advance Rate;

         (iii) if the Mortgage Loan is a JUMBO MORTGAGE LOAN, the Tranche C Advance Rate;

         (iv) if the Mortgage Loan is a SUPER JUMBO MORTGAGE LOAN, the Tranche D Advance Rate;

         (v) if the Mortgage Loan is an EXPANDED CRITERIA MORTGAGE LOAN, the Tranche E Advance Rate;

         (vi) if the Mortgage Loan is a SUBPRIME MORTGAGE LOAN, the Tranche F Advance Rate;

         (vii) if the Mortgage Loan is a CLOSED-END SECOND LIEN MORTGAGE LOAN, the Tranche G Advance Rate;

         (viii) if the Mortgage Loan is a HELOC MORTGAGE LOAN, the Tranche H Advance Rate; or

         (ix) if the Mortgage Loan is a NONPERFORMING/SUBPERFORMING MORTGAGE LOAN, the Tranche I Advance Rate.

(b) if the Mortgage Loan is a Noncompliant Mortgage Loan, the product of the Mortgage Loan Value and the Tranche J Advance Rate; or

(c)      if the Mortgage Loan is a Defective Mortgage Loan, zero.

For purposes of the foregoing, "MORTGAGE LOAN VALUE" shall mean the lesser of
(i) the outstanding principal balance of the Mortgage Loan; (ii) the committed purchase price of the Mortgage Loan, as evidenced by the related Purchase Commitment; and (iii) the fair market value of the Mortgage Loan, as determined by Lender in its sole but reasonable discretion.

COMMITMENT FEE: The non-refundable, annual commitment fee, as set forth in the Commitment Letter.

COMMITMENT LETTER: The document executed by Lender and Borrower, referencing this Agreement and setting forth the specifics of terms and provisions hereof with respect to the Advances.

COMMITMENT REQUIREMENTS: Those terms and conditions, as set forth in the Commitment Letter, applicable to a specific type of Mortgage Loan.

CONTINGENT OBLIGATIONS: Any obligation of Borrower arising from an existing condition or situation that involves uncertainty as to outcome and that will be resolved by the occurrence or nonoccurrence of some future event, including, without limitation, any obligation guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided; however, that endorsements of instruments for deposit or collection in the ordinary course of business shall not be included. With respect to guarantees, the amount of the Contingent Obligation shall be equal to the stated or determinable amount of the primary obligation in respect of the guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined by Lender.

CONVENTIONAL CONFORMING MORTGAGE LOAN: A first lien mortgage loan that fully conforms to all underwriting standards, loan amount limitations and other requirements of that standard Agency mortgage loan purchase program accepting only the highest quality mortgage loans underwritten without dependence on expanded criteria provisions, or that is approved by Desktop Underwriter or Loan Prospector.

COUNTRYWIDE CLD: The Correspondent Lending Division of Countrywide Home Loans, Inc.

CREDIT APPLICATION: The credit application or "Lender Application Profile," including all supporting documentation, submitted by Borrower to Lender with respect to this Agreement.

CURRENT ASSETS: Those assets set forth in the consolidated balance sheet of Borrower, prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or will by their terms or disposition be converted to cash within one (1) year of the date of the determination.

CURRENT LIABILITIES: Those liabilities set forth in the consolidated balance sheet of Borrower, prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one (1) year of the date of determination.

CUSTODIAN: Countrywide Home Loans, Inc., or such other custodian selected by Lender in its sole discretion.

DEBT: The debt of Borrower consisting of, without duplication: (a) indebtedness for borrowed money, including principal, interest, fees and other charges; (b) obligations evidenced by bonds, debentures, notes or other similar instruments;
(c) obligations to pay the deferred purchase price of property or services; (d) obligations as lessee under leases that shall have been or should be in accordance with GAAP, recorded as capital leases; (e) obligations secured by any lien upon property or assets owned by Borrower, even though Borrower has not assumed or become liable for payment of such obligations; (f) obligations in connection with any letter of credit issued for the account of Borrower; (g) obligations under direct or indirect guarantees in respect of and obligations, contingent or otherwise, to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; and (h) all Contingent Obligations.

DEFAULT RATE: The maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received under the laws of the United States and the State of California.

DEFECTIVE LOAN FEE: A fee equal to twenty five ($25.00) dollars payable by Borrower for each Pledged Mortgage Loan that is or becomes a Defective Mortgage Loan.

DEFECTIVE MORTGAGE LOAN: A Pledged Mortgage Loan:

(a) that has been pledged as Collateral for longer than the Tranche J Maximum Dwell Time or is ineligible to be a Noncompliant Mortgage Loan because the aggregate original Collateral Value of other Pledged Mortgage Loans that are deemed to be Noncompliant Mortgage Loans is equal to or greater than the Tranche J Sublimit;

(b) that is the subject of fraud by any Person involved in the origination of such Mortgage Loan and such fraud shall not have been remedied within three (3) Business Days after receipt of notice from Lender to do so;

(c) where the related Mortgaged Property is the subject of material damage or waste and such damage or waste shall not have been remedied within five (5) Business Days after receipt of notice from Lender to do so;

(d) in connection with which any other breach of a warranty or representation set forth in SECTION 8.2 occurs and remains uncured for a period of ten (10) calendar days;

(e) in connection with which a default occurs under the Pledged Mortgage Loan and remains uncured for a period of ten (10) calendar days; or

(f) where the related Mortgagor fails to make the first payment due under the Mortgage Note on or before the applicable due date, including any days of grace, and such default shall not have been remedied within three (3) Business Days after receipt of notice from Lender to do so; provided, however, that with respect to any Nonperforming/Subperforming Mortgage Loan where specific payment conditions have been set forth in the Commitment Letter, such Nonperforming/Subperforming Mortgage Loan shall only be deemed a Defective Mortgage Loan for failure of the Mortgagor to make payment if such failure constitutes a breach of the such specific payment conditions.

DOCUMENT DEPOSIT FEE: A fee of one dollar ($1.00) payable by Borrower for each Collateral Document delivered to Lender after the initial delivery date of the related Mortgage Loan File.

DRY MORTGAGE LOAN: A Mortgage Loan for which Lender or its custodian has possession of the related Collateral Documents, in a form and condition acceptable to Lender, prior to the funding of the Advance against which such Mortgage Loan is pledged or a Wet Mortgage Loan for which Lender or its Custodian has received the related Collateral Documents.

EFFECTIVE DATE: That effective date set forth in the Commitment Letter.

ELECTRONIC TRACKING AGREEMENT - WAREHOUSE LENDER: That certain Electronic Tracking Agreement -Warehouse Lender attached hereto as EXHIBIT T.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

ERISA AFFILIATE: Any person (as defined in section 3(9) of ERISA) that together with Borrower or any of its subsidiaries would be a member of the same "controlled group" within the meaning of Section 414(b), (m), (c) and (o) of the Internal Review Code of 1986, as amended.

EXECUTIVE MANAGEMENT: Chairman of the board of directors, chief executive officer, president, and chief financial officer.

EXPANDED CRITERIA MORTGAGE LOAN: A first lien mortgage loan underwritten to the same high credit standards as a Conventional Conforming Mortgage Loan except with respect to loan programs and parameters that may have broader specifications of eligibility.

EVENT OF DEFAULT: Any of the conditions or events set forth in SECTION 11.1.

FHA: The Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

FILE FEE: A fee, as set forth in the Commitment Letter, per each Mortgage Loan that is proposed to secure an Advance, payable upon submission of the related Collateral Data Record whether or not the Advance is actually made.

FNMA: The Federal National Mortgage Association and any successor thereto.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession and that are applicable to the circumstances as of the date of determination.

GNMA: Government National Mortgage Association or any successor thereto.

GOVERNMENT MORTGAGE LOAN: A first lien mortgage loan, other than a Nonperforming/Subperforming Mortgage Loan, that is (a) eligible for insurance by FHA and is so insured or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, and is otherwise eligible for inclusion in a GNMA mortgage-backed security pool; or (b) eligible to be guaranteed by the VA and is so guaranteed or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen's Readjustment Act, as amended, and is otherwise eligible for inclusion in a GNMA mortgage-backed security pool.

HANDBOOK: The lending guide prepared by Lender, as same may be amended from time to time.

HAIRCUT: With respect to each Advance, an amount equal to the difference between the amount Borrower has requested Lender to send to the Approved Payee and the Collateral Value of the Mortgage Loan pledged against the Advance.

HELOC MORTGAGE LOAN: A home equity line of credit underwritten in accordance with Borrower's underwriting guidelines for HELOCs, as same have been approved by Lender.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

INSOLVENCY EVENT: The occurrence of any of the following events:

(a) such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or such Person, or a substantial part of its property, assets or business, shall be subject to, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial property, assets or business;

(b) corporate action shall be taken by such Person for the purpose of effectuating any of the foregoing;

(c) an order for relief shall be entered in a case under the Bankruptcy Code in which such Person is a debtor; or

(d) involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and such proceeding or petition shall not be dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be.

INSURER: A private mortgage insurer, which is acceptable to Lender in its sole discretion.

INTERCREDITOR AGREEMENT: An agreement substantially in the form of EXHIBIT M hereto.

INVESTOR: FNMA, FHLMC, GNMA or a financially responsible private institution, which is deemed acceptable by Lender in its sole discretion, purchasing Mortgage Loans from Borrower pursuant to a Purchase Commitment.

IRREVOCABLE CLOSING INSTRUCTIONS: Closing instructions, including wire instructions, in the form of EXHIBIT G issued in connection with funds disbursed for the funding of a Wet Mortgage Loan.

JUMBO MORTGAGE LOAN: A first lien mortgage loan underwritten to the same high standards as a Conventional Conforming Mortgage Loan except with respect to the original principal balance, which is greater than that permitted by the Agencies but less than one million ($1,000,000) dollars.

MARGIN: With respect to each Advance, the annual rate of interest set forth in the Commitment Letter, that shall be added to the Applicable Rate to determine the annual rate of interest for such Advance.

MATURITY DATE: The date on which an Advance shall be paid in full, as set forth in the confirmation delivered to Borrower in accordance with SECTION 3.2.

MAXIMUM DWELL TIME: With respect to Tranches A through I, the maximum number of days a Pledged Mortgage Loan can be pledged as Collateral against an Advance before such Pledged Mortgage Loan may be deemed to be a Noncompliant Mortgage Loan and with respect to Tranche J, the maximum number of days that a Pledged Mortgage Loan can be deemed to be a Noncompliant Mortgage Loan, all as set forth in the Commitment Letter.

MAXIMUM LOAN AMOUNT: The maximum permitted original principal balance of a Pledged Mortgage Loan, as set forth in the Commitment Letter.

MORTGAGE: A first-lien or second-lien mortgage, deed of trust, security deed or similar instrument on improved real property.

MORTGAGE-BACKED SECURITIES: Any security, including, without limitation, a participation certificate, that is (a) guaranteed by GNMA that represents an interest in a pool of mortgages, deeds of trusts or other instruments creating a lien on real property; (b) issued by FNMA or FHLMC that represents interests in such a pool; or (c) privately placed and represents undivided interests in or otherwise supported by such a pool.

MORTGAGED PROPERTY: The real property securing repayment of the debt evidenced by a Mortgage Note.

MORTGAGE LOAN: A Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan, Super Jumbo Mortgage Loan, Expanded Criteria Mortgage Loan, Subprime Mortgage Loan, Closed-End Second Lien Mortgage Loan, HELOC Mortgage Loan or NONPERFORMING/SUBPERFORMING Mortgage Loan, which Mortgage Loan may be either a Dry Mortgage Loan or a Wet Mortgage Loan.

MORTGAGE LOAN FILE: With respect to each Mortgage Loan, that file that contains the Collateral Documents and is delivered to Lender or its Custodian.

MORTGAGE NOTE: A promissory note secured by a Mortgage and evidencing a Mortgage Loan.

MORTGAGOR: The obligor of a Mortgage Loan.

NONCOMPLIANT MORTGAGE LOAN: As of any date of determination, a Pledged Mortgage Loan that has been:

(a) pledged as Collateral for more than the Maximum Dwell Time permitted, given the type of Collateral, but less than the Maximum Dwell Time for Tranche J;

(b)      rejected by the Investor set forth in the related Purchase Commitment;
         or

(c) determined to be ineligible for sale as a Mortgage Loan of the type originally stipulated.

NONCOMPLIANT MORTGAGE LOAN FEE: A one-time fee, as set forth in the Commitment Letter, payable by Borrower for each Pledged Mortgage Loan that is deemed to be a Noncompliant Mortgage Loan.

NONPERFORMING/SUBPERFORMING MORTGAGE LOAN: A first or second lien mortgage loan that when originated qualified as a Conventional Conforming Mortgage Loan, Government Mortgage Loan, Expanded Criteria Mortgage Loan, Subprime Mortgage Loan, Closed-End Second Lien Mortgage Loan or HELOC Mortgage Loan; provided, however, that at the time of Advance (or subsequently if the mortgage loan originally served as Collateral for another type of Advance and Lender, in its sole discretion, has agreed to re-designate the mortgage loan as a Nonperforming/Subperforming Mortgage Loan) has a history of late payments during the past twelve months (the exact number permitted late payment to be determined by Lender in its sole discretion) or is currently past due more than thirty (30) days.

NOTE: The promissory note delivered by Borrower to Lender, substantially in the form of EXHIBIT B hereto, and all renewals, extensions, increases, modifications and rearrangements thereof.

OVER/UNDER ACCOUNT: That account maintained by Lender, as described in SECTION 3.5.

PERSON: Includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

PERSONAL IDENTIFICATION NUMBER OR PIN: An electronic identification number, unique to Borrower, consisting of any combination of symbols, codes, letters or numerals.

PLAN: Any multiemployer plan or single-employer plan as defined in section 4001 of ERISA, that is maintained and contributed to by (or to which there is an obligation to contribute of), or at any time during the five (5) calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribute of), Borrower or by a subsidiary of Borrower or an ERISA Affiliate.

PLEDGED MORTGAGE LOAN: A Mortgage Loan that has been pledged as Collateral for an Advance hereunder and not released to an Investor or Borrower pursuant to
SECTION 6.5.

POTENTIAL DEFAULT: The occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

POWER OF ATTORNEY: That certain power of attorney attached hereto as EXHIBIT N.

PRINCIPAL AGREEMENTS: This Agreement, the Commitment Letter, the Note, the Guarantee(s) and all other documents and instruments evidencing or securing the Advances, as same may from time to time be supplemented, modified or amended.

PROCEEDS: Whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

PURCHASE ADVICE: In connection with each wire transfer to be made to Lender by Borrower or an Investor, a written or electronic notification setting forth (a) the loan number assigned by Lender or last name of the Mortgagor for each Mortgage Loan that secures an Advance in connection with which a payment is being made; (b) the amount of the wire transfer to be applied to the Advance secured by each such Mortgage Loan; and (c) the total amount of the wire.

PURCHASE COMMITMENT: A trade ticket or other written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor pursuant to which that Investor commits to purchase one or more Pledged Mortgage Loans, along with the related correspondent or whole loan purchase agreement by and between Borrower and the Investor, in form and substance satisfactory to Lender, governing the terms and conditions of any such purchases.

QUALIFYING INVESTOR: A proposed purchaser of a Pledged Mortgage Loan that meets certain investor requirements set forth by Lender, as may be amended from time to time.

REPORTABLE EVENT: An event described in Section 4043(b) of ERISA with respect to a Plan as to which the thirty (30) days notice requirement has not been waived by the Pension Benefit Guaranty Corporation.

SETTLEMENT DATE: With respect to each Advance, the date on which Borrower or the Investor, on behalf of Borrower, pays all amounts due in connection with the purchase of the Pledged Mortgage Loan, as set forth in the related Purchase Commitment.

SHIPPING FEE: That fee, as set forth in the Commitment Letter, payable by Borrower to Lender for each Mortgage Loan File, or portion thereof, Lender delivers to Borrower, an Investor or other designee.

STANDARD STATUS: As of any date of determination, the Pledged Mortgage Loan has been pledged as Collateral for less than the Maximum Dwell Time and is not a Noncompliant Mortgage Loan or a Defective Mortgage Loan.

SUBORDINATED DEBT: Debt of Borrower that has been subordinated as provided in
SECTION 7.1(A)(XII) or as otherwise approved by Lender.

SUBPRIME MORTGAGE LOAN: A first lien mortgage loan underwritten in accordance with Borrower's underwriting guidelines for subprime mortgage loans, as same have been approved by Lender.

SUPER JUMBO MORTGAGE LOAN: A first lien mortgage loan underwritten to the same high standards as a Conventional Conforming Mortgage Loan except with respect to the original principal balance, which is greater than one million and one dollars ($1, 000,001) but less than one million five hundred thousand dollars ($1,500,000)

TANGIBLE NET WORTH: With respect to any Person at any date, the excess of the total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of Borrower's financial statements less the sum of the following (without duplication): (a) the book value of all investments in non-consolidated subsidiaries, and (b) any other assets of Borrower and consolidated subsidiaries that would be treated as intangibles under GAAP including, without limitation, good will, research and development costs, trademarks, trade names, copyrights, patents, rights to refunds and indemnification and unamortized debt discount and expenses; provided further that, to the extent not already excluded, there shall be excluded from Tangible Net Worth, those assets of any Person which, if such Person were a HUD mortgagee, would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Use by Independent Public Accountants in Audits of HUD-Approved Nonsupervised Mortgagees, Loan Correspondents and Coinsuring Mortgagees" or any successor or replacement audit guide published by HUD. Notwithstanding the foregoing, servicing rights shall be included in the calculation of total assets.

TOTAL LIABILITIES: The total liabilities of any Person on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of the Person's financial statements less the amount of the "Credit Off Feature," if any, as set forth in the Commitment Letter.

TRANCHE A ADVANCE, TRANCHE B ADVANCE, TRANCHE C ADVANCE, TRANCHE D ADVANCE, TRANCHE E ADVANCE, TRANCHE F ADVANCE, TRANCHE G ADVANCE, TRANCHE H ADVANCE AND TRANCHE I ADVANCE: A disbursement by Lender under this Agreement that that is secured by the corresponding type of Mortgage Loan set forth in SECTION 2.3(A).

TRANCHE A ADVANCE RATE, TRANCHE B ADVANCE RATE, TRANCHE C ADVANCE RATE, TRANCHE D ADVANCE RATE. TRANCHE E ADVANCE RATE, TRANCHE F ADVANCE RATE, TRANCHE G ADVANCE RATE, TRANCHE H ADVANCE RATE, TRANCHE I ADVANCE RATE AND TRANCHE J ADVANCE RATE: With respect to each type of Advance, the corresponding advance rate set forth in the Commitment Letter.

TRANCHE A MARGIN, TRANCHE B MARGIN, TRANCHE C MARGIN, TRANCHE D MARGIN, TRANCHE E MARGIN, TRANCHE F MARGIN, TRANCHE G MARGIN, TRANCHE H MARGIN, TRANCHE I MARGIN AND TRANCHE J MARGIN: With respect to each type of Advance, the corresponding annual rate of interest set forth in the Commitment Letter that shall be added to the Applicable Rate to determine the annual rate of interest for such Advance.

TRANCHE A SUBLIMIT, TRANCHE B SUBLIMIT, TRANCHE C SUBLIMIT, TRANCHE D SUBLIMIT, TRANCHE E SUBLIMIT, TRANCHE F SUBLIMIT, TRANCHE G SUBLIMIT, TRANCHE H SUBLIMIT, TRANCHE I SUBLIMIT AND TRANCHE J SUBLIMIT: With respect to each type of Advance, the aggregate amount of credit at any time outstanding agreed to be made available by Lender to Borrower, as set forth in the Commitment Letter.

TRANCHE SUBLIMIT: Tranche A Sublimit, Tranche B Sublimit, Tranche C Sublimit, Tranche D Sublimit, Tranche E Sublimit, Tranche F Sublimit, Tranche G Sublimit, Tranche H Sublimit, Tranche I Sublimit or Tranche J Sublimit.

TRUST RECEIPT: A trust receipt substantially in the form of EXHIBIT O hereto.

UNDERWRITER APPROVAL: Written evidence, in form and substance acceptable to Lender, that a Pledged Mortgage Loan has been underwritten to the satisfaction of the Investor issuing the applicable Purchase Commitment.

UNUSED FACILITY FEE: A fee, as set forth in the Commitment Letter, payable by Borrower quarterly in arrears based upon the unused portion of the Aggregate Credit Limit; provided, however, that no fee shall be due if the average difference between the Aggregate Credit Limit and actual outstanding principal amount of all Advances, calculated on a daily basis, during such quarter is less than that percent of the Aggregate Credit Limit set forth in the Commitment Letter.

VA: The Department of Veterans Affairs and any successor thereto.

WAREHOUSE CREDIT: The aggregate amount of credit, committed and uncommitted, available to Borrower through warehouse lines of credit, repurchase facilities or similar mortgage finance arrangements.

WET DEFICIENCY FEE: A fee, as set forth in the Commitment Letter, payable by Borrower for each calendar day that Borrower fails to deliver to Lender or its Custodian the Collateral Documents relating to any Wet Mortgage Loan pledged as Collateral following expiration of the Wet Mortgage Loans Maximum Dwell Time.

WET MORTGAGE LOAN: A mortgage loan as to which Lender makes an Advance to Borrower by delivering funds to the applicable Closing Agent prior to receipt by Lender or its Custodian of the related Collateral Documents; provided, however, that Borrower has agreed to deliver to Lender such Collateral Documents in accordance with SECTION 3.3(B).

WET MORTGAGE LOANS MAXIMUM DWELL TIME: That period of time, as set forth in the Commitment Letter, by which Borrower must deliver to Lender or its designee the Collateral Documents for a Wet Mortgage Loan.

WET MORTGAGE LOANS SUBLIMIT: The maximum aggregate principal amount of Advances that may be secured by Wet Mortgage Loans at any time, as set forth in the Commitment Letter.

WIRE TRANSFER FEE: That fee, as set forth in the Commitment Letter, payable by Borrower for each disbursement by wire transfer made to Borrower or its Approved Payee or received by Lender from Borrower or its Investor or otherwise related to an Advance.